                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                              Glimcher Realty Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

GLIMCHER



                              GLIMCHER REALTY TRUST
                               150 EAST GAY STREET
                              COLUMBUS, OHIO 43215



                                                                  March 29, 2004


Dear Shareholder:

        You are cordially invited to attend the 2004 annual meeting of shareholders of Glimcher Realty Trust, which will be held on Friday, May 7, 2004, beginning at 11:00 a.m. at the offices of Glimcher Realty Trust located at 150 East Gay Street, Columbus, Ohio 43215.

        Information about the meeting and the various matters on which the holders of common shares of beneficial interest will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

        It is important that your common shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                      Sincerely,

                                      /s/ Herbert Glimcher
                                      --------------------
                                      Herbert Glimcher
                                      CHAIRMAN OF THE BOARD

                              GLIMCHER REALTY TRUST


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 2004

        The annual meeting of shareholders of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), will be held at the offices of the Company located at 150 East Gay Street, Columbus, Ohio 43215, on Friday, May 7, 2004 at 11:00 a.m., local time, for the following purposes:

        1. To elect three trustees to serve until the 2007 annual meeting of shareholders and until their successors are duly elected and qualified;

        2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2004;

        3.      To approve the 2004 Incentive Compensation Plan; and

        4. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        The Board of Trustees of the Company has fixed the close of business on March 15, 2004 as the record date for determining the holders of common shares of beneficial interest, $.01 par value per share, of the Company entitled to receive notice of and to vote at the meeting.

        SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          BY ORDER OF THE BOARD OF TRUSTEES

                                          /s/ George A. Schmidt
                                          George A. Schmidt
                                          SECRETARY

March 29, 2004
Columbus, Ohio

GLIMCHER



                              GLIMCHER REALTY TRUST
                               150 EAST GAY STREET
                              COLUMBUS, OHIO 43215

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 7, 2004

                                  INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board of Trustees") of Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), of proxies from the holders of the Company's issued and outstanding common shares of beneficial interest, $.01 par value per share (the "Common Shares"), to be exercised at the Annual Meeting of Shareholders to be held on Friday, May 7, 2004 at the offices of the Company located at 150 East Gay Street, Columbus, Ohio 43215 at 11:00 a.m., local time, and any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

        This Proxy Statement and enclosed form of proxy will be mailed on or before March 29, 2004 to all holders of Common Shares entitled to vote.

        At the Annual Meeting, the holders of Common Shares will be asked to consider and vote upon the following proposals (the "Proposals"):

                1. To elect three trustees to serve until the 2007 annual meeting of shareholders and until their successors are duly elected and qualified;

                2. To ratify the appointment of PricewaterhouseCoopers LLP ("PWC") as the Company's independent public accountants for the fiscal year ending December 31, 2004;

                3. To approve the 2004 Incentive Compensation Plan (the "2004 Plan"); and

                4. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        Only the holders of record of the Common Shares at the close of business on March 15, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 35,175,406 Common Shares were issued and outstanding.

        A majority of the Common Shares outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

        In order to be elected as a trustee, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present (such proposal to elect trustees, "Proposal 1"). The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present is required to ratify the appointment of PWC as the Company's independent public accountants (such proposal to ratify the appointment of PWC, "Proposal 2"). For purposes of Proposal 1 and Proposal 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining quorum. In addition, brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to vote for Proposal 1 and Proposal 2 in situations where their clients do not provide voting instructions. The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve the 2004 Plan, provided that the total vote cast on the matter represents more than 50% in interest of all shares entitled to vote thereon (such proposal to approve the 2004 Plan, "Proposal 3"). For purposes of Proposal 3, abstentions will be treated as votes cast and will have the same effect as a vote "against" the matter and broker non-votes will not be considered as votes cast and so will have no effect on the outcome, unless they result in a failure to obtain total votes cast of more than 50% of the shares entitled to vote. In addition, brokerage firms do not have the authority under the NYSE rules to vote for Proposal 3 in situations where their clients do not provide voting instructions.

        The Common Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Company does not presently intend to bring any other business before the Annual Meeting, and no shareholder nominations for election to the Board of Trustees and no shareholder proposals of business to be considered by shareholders at the Annual Meeting were included in this Proxy Statement because no such nominations or proposals were received by the Company before November 28, 2003. No nominations for election to the Board of Trustees and no shareholder proposals of business to be considered at the Annual Meeting may come before the Annual Meeting because the Company did not receive any such nominations or proposals between February 9, 2004 and March 10, 2004. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy. If a shareholder is a participant in the Company's Distribution Reinvestment and Share Purchase Plan, the accompanying Proxy Card should include the number of Common Shares registered in the participant's name under the plan.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

        The Company's Board of Trustees currently consists of ten members. The trustees currently are divided into three classes, consisting of four members whose terms will expire at the Annual Meeting (the "Class I Trustees"), four members whose terms will expire at the 2005 annual meeting of shareholders (the "Class II Trustees") and two members whose terms will expire at the 2006 annual meeting of shareholders (the "Class III Trustees").

        Pursuant to the Company's Declaration of Trust, at each annual meeting the successors to the class of trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, each of the current Class I Trustees who has been nominated for re-election to the Board of Trustees and each other person nominated for election to the Board of Trustees as a Class I Trustee who is elected will hold office for a term of three years until the annual meeting of shareholders to be held in 2007 and until their respective successors are duly elected and qualified. The Nominating & Corporate Governance Committee has recommended to the Board of Trustees that Mr. Philip G. Barach be nominated by the Board of Trustees for re-election as a trustee and the Board of Trustees has nominated Mr. Barach for re-election as a trustee. Mr. Oliver W. Birckhead, who has been a trustee of the Company since January 1994, Mr. William G. Cornely, who has been a trustee of the Company since October 1999, and Ms. Janice E. Page, who has been a Trustee of the Company since September 2001, have recently notified the Board of Trustees that they will not stand for re-election at the Annual Meeting. Based on the recommendation of the Nominating & Corporate Governance Committee, the Board of Trustees nominated Mr. William S. Williams and Mr. Niles C. Overly to fill two of the three vacancies created by Mr. Birckhead, Mr. Cornely and Ms. Page not standing for re-election at the Annual Meeting. Messrs. Williams and Overly were recommended by the President of the Company to the Nominating & Corporate Governance Committee of the Company for consideration as nominees for election to the Board of Trustees of the Company at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in Proposal 1 herein.

        There is currently one vacancy on the Board of Trustees. After the Annual Meeting, there will be two vacancies on the Board of Trustees. At this time, the Nominating & Corporate Governance Committee has not identified any candidates for trustee that it deems satisfactory to recommend as nominees for election to the Board of Trustees. The Nominating & Corporate Governance Committee continues to search for qualified candidates for trustee who satisfy the Company's standards.

        EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE BOARD OF TRUSTEES' NOMINEES LISTED BELOW. Each such nominee has consented to be named in this Proxy Statement and to serve or continue to serve as a trustee, as the case may be, if elected.

        The information below relating to the nominees for election as trustees and for each of the other trustees whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals.

        Other than Michael P. Glimcher and Herbert Glimcher, who is the father of Michael P. Glimcher, none of the trustees or executive officers of the Company are related to each other.

NOMINEES FOR ELECTION AS CLASS I TRUSTEES

        PHILIP G. BARACH, 74, has been a trustee of the Company since January 1994. Mr. Barach has been a private investor for the past five years. Previously, he was Chairman of the Board of U.S. Shoe Corporation, a national retailer ("U.S. Shoe"), from 1990 until 1993 and Chairman of the Board, President and Chief Executive Officer of U.S. Shoe from 1966 until 1990. He is a director of two other public companies, R.G. Barry Corporation, the world's largest manufacturer and marketer of comfort footwear ("R.G. Barry"), and Bernard Chaus, Inc., a designer of women's apparel. Mr. Barach also is a consultant to two privately-held companies, AmAsia International Ltd. (a footwear distributor) and PC On Call (an on-site computer repair business). Mr. Barach is the Chairman of the Executive Committee and the Executive Compensation Committee and a member of the Audit Committee of the Board of Trustees. He is also the lead trustee among the independent members of the Board of Trustees.

        WILLIAM S. WILLIAMS, 50, is Chairman (since 1999) and Chief Executive Officer of The W. W. Williams Company, headquartered in Columbus, OH (since
1992). Mr. Williams joined the company in April of 1978. The W. W. Williams Company sells, services and distributes parts for Detroit Diesel, MTU, Mercedes-Benz and Deutz engines, Allison transmissions and Carrier Transicold refrigeration units throughout the Midwest, Southeast and Southwest. Mr. Williams is a member of the Board of Directors of The Huntington National Bank, serves on the Executive Committee of the North America Distributor Council and is active in other community organizations. He is also an inactive Certified Public Accountant and holds a B.A. in Economics from Duke University and an M.B.A in Finance from The Ohio State University.

        NILES C. OVERLY, 53, is Chairman and Chief Executive Officer of The Frank Gates Companies ("Frank Gates"), which specializes in employee benefit and risk management services. Mr. Overly became Chairman of Frank Gates in 2003 and Chief Executive Officer in 1983. He also served as General Counsel for Frank Gates from 1979 until 1983. Prior to joining Frank Gates, Mr. Overly served as an international tax consultant with Arthur Andersen and Company. He was also a partner in the law firm of Overly, Spiker, Chappano, and Wood for five years. Mr. Overly is a graduate of the University of Virginia McIntire School of Commerce and received his juris doctorate from the University of Virginia School of Law. His professional society memberships include the American, Columbus, Ohio and Virginia Bar Associations, as well as the Ohio State and American Institute of Certified Public Accountants. He currently serves as a member of the Columbus, Ohio and Dublin, Ohio Chambers of Commerce, a member of the Board of Directors and Executive Committee of the Ohio Chamber of Commerce and is Chairman-Elect of the Ohio Chamber of Commerce. He has also been active in the Young Presidents Organization, having served as the Chairman and Education Chair of the Columbus Chapter.


--------------------------------------------------------------------------------
THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF MESSRS. PHILIP G. BARACH, WILLIAM S. WILLIAMS AND NILES C. OVERLY TO SERVE UNTIL THE 2007 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.
--------------------------------------------------------------------------------


OTHER TRUSTEES WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

        Information concerning the other trustees whose terms do not expire at the Annual Meeting is set forth below.

        HERBERT GLIMCHER, 75, has been a trustee and Chairman of the Company since its inception in September 1993 and has served as Chief Executive Officer of the Company since May 1997. He served as President of the Company from March 1998 until the appointment of Michael P. Glimcher as President in December 1999. He served as Chairman of the Board of The Glimcher Company ("TGC") since its inception in 1959. Mr. Glimcher is a nationally recognized innovator in the field of shopping center development, having been instrumental in the management, acquisition and development of over 100 shopping centers during a real estate career spanning over 40 years. Mr. Glimcher is a member of the Board of Trustees of Mt. Carmel Health System, Inc., a member of the Board of Directors of The Ohio State University Foundation and a member of the Board of Trustees of the Columbus Jewish Foundation. Mr. Glimcher is a member of the International Council of Shopping Centers ("ICSC") and the National Association of Real Estate Investment Trusts ("NAREIT"). Mr. Glimcher is the Chairman of the Management Committee of the Board of Trustees. Mr. Glimcher is a Class III Trustee.

        HARVEY A. WEINBERG, 66, has been a trustee of the Company since July 1997. For the past five years, Mr. Weinberg has been a private investor and a limited partner in the Heritage Capital Group, a financial investment management and advisory business. Mr. Weinberg has over 35 years of experience as a retailer and manufacturer in the apparel industry, 25 years of which were spent at Hartmarx Corporation in various executive positions, the last five of which he served as Chairman and Chief Executive Officer. He serves on the Boards of Directors of Syms Corp, a publicly traded NYSE company which is a retailer of men's, women's and children's apparel, and R.G. Barry. He serves on the advisory boards of In Motion Pictures and the J.L. Kellogg Graduate School of Management at Northwestern University and is also an Academic Director in Kellogg's Executive Development Program. He is a visiting Executive Professor at the University of North Florida School of Business and serves on the school's Business Advisory Council. He also serves as a director of the National Retail Federation's Foundation Board. He served on the Dean's Board for the School of Letters and Science at the University of Wisconsin from 1993 to 1996. Mr. Weinberg is the Chairman of the Audit Committee and a member of the Executive Compensation Committee and the Nominating & Corporate Governance Committee of the Board of Trustees. Mr. Weinberg is a Class III Trustee.

        WAYNE S. DORAN, 68, has been a trustee of the Company since October 1999. He retired in the Fall of 2000 as a Vice President of Ford Motor Company and Chairman of the Board of Ford Motor Land Services Corporation ("Ford Land"), a wholly owned real estate subsidiary of Ford Motor Company. Mr. Doran joined Ford Motor Company in 1969 and became Chief Executive of Ford Land when it was formed in 1970. Before joining Ford Motor Company, Mr. Doran served as Vice President and General Manager of the land development division of Del E. Webb Corporation, Chicago, from 1963 to 1969. He is a trustee of the Urban Land Institute, Chairman of the Executive Committee of Metropolitan Realty Corporation, Chairman of the Detroit Metropolitan Wayne County Airport Commission and a trustee of the National Realty Committee. He is a director of the Arizona State University Foundation and the Arizona State University Research Park, The Drachman Institute and the PGA TOUR Golf Course Properties. He is a member of the board of governors of Berry College, Rome, Georgia, and sits on the executive board of the Detroit Area Council of the Boy Scouts of America. He also is a director of Henry Ford Health System. Mr. Doran is the Chairman of the Nominating & Corporate Governance Committee and a member of the Audit Committee, the Executive Compensation Committee and the Executive Committee of the Board of Trustees. Mr. Doran is a Class II Trustee.

        MICHAEL P. GLIMCHER, 36, has been a trustee of the Company since June 1997 and was appointed President of the Company in December 1999. Previously, he was Executive Vice President of the Company since March 1999, Senior Vice President of Leasing and Development of the Company since May 1998 and Senior Vice President of Leasing since September 1996. He was Vice President of

Leasing since April 1995 and Director of Leasing Administration since the Company's inception in 1993. Mr. Glimcher served as the Director of Leasing Administration of TGC from the time he joined that company in 1991. Mr. Glimcher is active in several charitable and community organizations. He is also a member of ICSC and NAREIT. Mr. Glimcher is a member of the Management Committee and the Executive Committee of the Board of Trustees and the Disclosure Committee of the Company. Mr. Glimcher is a Class II Trustee.

        GEORGE A. SCHMIDT, 56, has been a trustee of the Company since May 1999 and is currently Executive Vice President, General Counsel and Secretary of the Company. He has served as Executive Vice President since March 9, 1999 and General Counsel and Secretary since May 23, 1996. He served as Senior Vice President of the Company from September 1996 until his promotion to Executive Vice President of the Company. Mr. Schmidt has over 25 years of experience in the practice of commercial real estate law, including six years as Assistant General Counsel of DeBartolo Realty Corporation, a NYSE-listed real estate investment trust, prior to joining the Company in May of 1996. Mr. Schmidt has a B.A. degree from Cornell University, an M.B.A. degree from Ohio University and a J.D. degree from Case Western Reserve University. Mr. Schmidt is a member of the Ohio, Texas, Columbus, Ohio and American Bar Associations and is a member of ICSC and NAREIT. Mr. Schmidt has been a lecturer on shopping center leasing, legal, development and corporate governance issues for the American Bar Association, ICSC and Ohio University. Mr. Schmidt is a member of the Management Committee of the Board of Trustees and the Disclosure Committee of the Company. Mr. Schmidt is a Class II Trustee.

        ALAN R. WEILER, 70, has been a trustee of the Company since January 1994. Mr. Weiler has been the President of Archer-Meek-Weiler Agency, Inc., an insurance agency ("Archer-Meek-Weiler"), since 1970 and is currently Chairman of the Board and Chief Executive Officer of Archer-Meek-Weiler. He is a director of Cincinnati Financial Corporation, an insurance holding company, and Commerce National Bank of Columbus. Mr. Weiler is active in several charitable and cultural organizations. Mr. Weiler is a Class II Trustee.

BOARD OF TRUSTEES' MEETINGS

        During the Company's fiscal year ended December 31, 2003, the Board of Trustees held four regular quarterly meetings and three special meetings. All of the trustees attended at least 75% of the aggregate of (i) all of the Board of Trustees meetings and (ii) with respect to each trustee, all of the meetings of the committee(s) of the Board of Trustees on which such trustee serves. All members of the Board of Trustees are expected to attend in person the Company's Annual Meeting and be available to address questions or concerns raised by shareholders. All of the members of the Board of Trustees attended the 2003 annual meeting of shareholders. In addition, non-management trustees met without management in regular executive sessions over which Philip G. Barach presided. On March 10, 2004, the Board of Trustees adopted (i) amended Corporate Governance Guidelines, (ii) a Code of Business Conduct and Ethics Policy, which supercedes in all respects the Company's Code of Conduct and Ethics Policy, and is applicable to all employees, trustees and officers of the Company and (iii) a Code of Ethics for Senior Financial Officers, applicable to the Company's Chief Executive Officer, Chief Financial Officer and Controller. Copies of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics Policy and the Code of Ethics for Senior Financial Officers are available on the Company's website at www.glimcher.com (the "Company's website").

        The Board of Trustees has determined that Messrs. Barach, Weinberg, Doran and Birckhead and Ms. Page are independent trustees that meet the independence requirements of the NYSE and the rules and regulations promulgated by the Securities and Exchange Commission. The Board of Trustees has also affirmatively determined that the three aforementioned trustees have no material relationship with the Company. The Board of Trustees has further determined that Messrs. Williams and Overly, if elected, would be independent trustees that meet the independence requirements of the NYSE and the rules and regulations promulgated by the Securities and Exchange Commission. In addition, the Board of Trustees has affirmatively determined that the two aforementioned nominees have no material relationship with the Company. To evaluate "independence," the Board of Trustees has considered all relevant factors.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF TRUSTEES

        Shareholders and other interested persons seeking to communicate with the Board of Trustees should submit any communications in writing to the Company's Secretary, Glimcher Realty Trust, 150 East Gay Street, Columbus, Ohio 43215. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Company's Secretary will forward such communication to the full Board of Trustees or to any individual trustee or trustees to whom the communication is directed.

BOARD COMMITTEES

        The Board of Trustees has an Audit Committee, an Executive Committee, an Executive Compensation Committee and a Nominating & Corporate Governance Committee.

        The Audit Committee is composed of Messrs. Harvey A. Weinberg, Philip G. Barach, Oliver W. Birckhead and Wayne S. Doran. Mr. Weinberg is the Chairman of the Audit Committee. Each member of the Audit Committee qualifies as an "independent" trustee under the listing standards of the NYSE and the rules promulgated by the Securities and Exchange Commission. The function of the Audit Committee is to appoint and replace the independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the qualifications and independence of the independent public accountants, consider the range of audit and non-audit fees, review the adequacy of the Company's internal accounting controls and review and approve any related-party transactions. The Audit Committee met eleven times during the fiscal year ended December 31, 2003. The Board of Trustees adopted an amended Audit Committee Charter on March 10, 2004, which is attached hereto as APPENDIX A and is also available on the Company's website. The Audit Committee Charter sets forth the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent public accountants, the internal audit department and management of the Company.

AUDIT COMMITTEE FINANCIAL EXPERT

        While the Board of Trustees has determined that each member of the Company's Audit Committee meets the independence and experience requirements of the New York Stock Exchange and applicable law, including the Sarbanes-Oxley Act of 2002, the Board of Trustees does not believe that any member of the Audit Committee qualifies as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. The Nominating & Corporate Governance Committee has been actively seeking a candidate to be a member of the Board of Trustees who would also satisfy the "audit committee financial expert" standards. So far, the Nominating & Corporate Governance Committee has not been able to identify a candidate for trustee that it deems satisfactory to recommend as a nominee for election to the Board of Trustees that also satisfies the "audit committee financial expert" standards. The Audit Committee believes that it has significant experience and expertise in financial matters. The Audit

Committee also has the authority to engage independent counsel, accounting or other consultants to advise the Audit Committee as it determines appropriate to assist in the full performance of its functions.

        The Executive Committee is composed of Messrs. Philip G. Barach, Wayne
S. Doran and Michael P. Glimcher. Mr. Barach is the Chairman of the Executive Committee. The function of the Executive Committee is to generally exercise all powers of the Board of Trustees except those which are prohibited pursuant to Resolutions adopted by the Board of Trustees or which require action by all trustees or independent trustees under applicable law. The Executive Committee met three times during the fiscal year ended December 31, 2003.

        The Executive Compensation Committee is composed of Messrs. Philip G. Barach, Harvey A. Weinberg, Oliver W. Birckhead and Wayne S. Doran and Ms. Janice E. Page. Mr. Barach is the Chairman of the Executive Compensation Committee. Each member of the Executive Compensation Committee qualifies as an "independent" trustee under the listing standards of the NYSE. The function of the Executive Compensation Committee is to determine compensation for the Company's executive officers and to make recommendations to the Board of Trustees with respect to compensation programs and policies of the Company. In addition, the Executive Compensation Committee, by appointment of certain of its members, is authorized to administer the Company's 1993 Employee Share Option Plan (the "Employee Plan"), the 1993 Trustee Share Option Plan (the "Trustee Plan" and, together with the Employee Plan, the "1993 Option Plans") and the 1997 Incentive Plan (the "1997 Plan" and, together with the 1993 Option Plans, the "Option Plans"). The Executive Compensation Committee met five times during the fiscal year ended December 31, 2003. The Board of Trustees adopted an amended Executive Compensation Committee Charter on March 10, 2004. A copy of the amended Executive Compensation Committee Charter is available on the Company's website. The Executive Compensation Committee Charter sets out the responsibilities, authority and specific duties of the Executive Compensation Committee. The Charter specifies, among other things, the structure and membership requirements of the Executive Compensation Committee, as well as the relationship of the Executive Compensation Committee to any independent compensation consultants and management of the Company.

        The Nominating & Corporate Governance Committee is composed of Messrs. Wayne S. Doran and Harvey A. Weinberg. Mr. Doran is the Chairman of the Nominating & Corporate Governance Committee. The Board of Trustees intends to appoint one additional independent member of the Board of Trustees to serve on the Nominating & Corporate Governance Committee. Each member of the Nominating & Corporate Governance Committee qualifies as an "independent" trustee under the listing standards of the NYSE. The function of the Nominating & Corporate Governance Committee is to identify individuals qualified to be members of the Board of Trustees, make recommendations to the Board of Trustees of nominees for election at the next annual meeting of the Company's shareholders, recommend to the Board of Trustees the corporate governance principles applicable to the Company and recommend to the Board of Trustees the trustee nominees for each committee of the Board of Trustees and for the Chairperson of each such committee. The Nominating & Corporate Governance Committee met four times during the fiscal year ended December 31, 2003. The Board of Trustees adopted an amended Nominating & Corporate Governance Committee Charter on March 10, 2004. A copy of the amended Nominating & Corporate Governance Committee Charter is available on the Company's website. The Nominating & Corporate Governance Committee Charter sets out the responsibilities, authority and specific duties of the Nominating & Corporate Governance Committee. In addition, on March 10, 2004, the Board of Trustees adopted amended Corporate Governance Guidelines upon the recommendation of the Nominating & Corporate Governance Committee. A copy of the Corporate Governance Guidelines is available on the Company's website. The Corporate Governance Guidelines set forth various matters relating to the Board of Trustees' conduct of its affairs in the governance of the Company, including, without limitation, trustee qualification standards, trustee responsibilities, the Board of Trustees' relationship to management and independent advisors, trustee compensation and trustee orientation and continuing education.

TRUSTEE NOMINATIONS

         The Nominating & Corporate Governance Committee will consider candidates for the Board of Trustees submitted by shareholders in accordance with the By-laws of the Company, as the same may be amended from time to time, and the terms set forth below. Any shareholder wishing to submit a candidate for consideration should send the following information to the Company's Secretary, Glimcher Realty Trust, 150 East Gay Street, Columbus, Ohio 43215.

     o Shareholder's name, number of shares owned, length of period held and proof of ownership;

     o   Name, age and address of candidate;

     o A detailed resume describing, among other things, the candidate's educational background, occupation, employment history for at least the previous five years and material outside commitments (E.G., memberships on other boards and committees, charitable foundations, etc.);

     o A supporting statement which describes the candidate's reasons for seeking election to the Board of Trustees;

     o A description of any current or past arrangements or understandings between the candidate and the Company or its executive officers or trustees;

     o   Other relevant factors or considerations; and

     o A signed statement from the candidate, confirming his/her willingness to serve on the Board of Trustees.

The Company's Secretary will promptly forward such materials to the Chairperson of the Nominating & Corporate Governance Committee. The Company's Secretary also will maintain copies of such materials for future reference by the Nominating & Corporate Governance Committee when filling Board of Trustees positions.

The Nominating & Corporate Governance Committee will consider shareholder nominated candidates if a vacancy arises or if the Board of Trustees decides to expand its membership, and at such other times as the Nominating & Corporate Governance Committee deems necessary or appropriate.

MINIMUM QUALIFICATIONS AND PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES

        The Company does not set specific criteria for members of the Board of Trustees of the Company except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the Securities and Exchange Commission, as applicable. Nominees for trustee will be selected in accordance with the criteria set forth in the Company's Corporate Governance Guidelines and on the basis of various other factors and criteria which the Board of Trustees determines relevant, including, without limitation, the achievement in their personal careers; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board of Trustees duties. While the selection of qualified trustees is a complex and subjective process that requires consideration of many intangible factors, the Nominating & Corporate Governance

Committee should believe that each nominee for trustee would have the capacity if chosen to serve on the Board of Trustees to have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors.

        When nominating a sitting trustee for re-election at an annual meeting, the Nominating & Corporate Governance Committee will consider the trustee's performance on the Board of Trustees and the trustee's qualifications in respect of the foregoing.

         The Nominating & Corporate Governance Committee is willing to consider candidates submitted by a variety of sources (including incumbent trustees, shareholders, Company management and third party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Trustees. If a vacancy arises or the Board of Trustees decides to expand its membership, the Nominating & Corporate Governance Committee will ask each trustee to submit a list of potential candidates for consideration. The Nominating & Corporate Governance Committee will then evaluate each potential candidate's educational background, employment history, outside commitments and other relevant factors and criteria to determine whether he/she is potentially qualified to serve on the Board of Trustees. At that time, the Nominating & Corporate Governance Committee also will consider potential nominees submitted by shareholders in accordance with the procedures adopted by the Board of Trustees, the Company's management and, if the Nominating & Corporate Governance Committee deems it necessary, retain an independent third party search firm to provide potential candidates. The Nominating & Corporate Governance Committee will seek to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board of Trustees members, Company management, third party search firms or other sources.

        After completing this process, the Nominating & Corporate Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Nominating & Corporate Governance Committee will rank them by order of preference, depending on their respective qualifications and the Company's needs. The Nominating & Corporate Governance Committee Chairperson will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full Nominating & Corporate Governance Committee. All such interviews are held in person, and include only the candidate and the Nominating & Corporate Governance Committee members. Based upon interview results and appropriate background checks, the Nominating & Corporate Governance Committee then decides whether it will recommend the candidate's nomination to the full Board of Trustees.

OTHER COMMITTEES

        The Disclosure Committee is composed of Ms. Melinda A. Janik and Messrs. Michael P. Glimcher, George A. Schmidt and William G. Cornely. Ms. Janik is the Chairman of the Disclosure Committee. The function of the Disclosure Committee is to ensure the accuracy, completeness and timeliness of any and all disclosures made to the Company's shareholders and the investment community as to the Company's financial condition and results of operations in all material respects. The Disclosure Committee met three times during the fiscal year ended December 31, 2003. The Chief Executive Officer and the Chief Financial Officer adopted a Disclosure Committee Charter on December 19, 2002. A copy of the Disclosure Committee Charter is available on the Company's website. The Disclosure Committee Charter sets out the responsibilities, authority and specific duties of the Disclosure Committee.

        The Management Committee is composed of Messrs. Herbert Glimcher, Michael P. Glimcher, George A. Schmidt and William G. Cornely. Mr. Herbert Glimcher is the Chairman of the Management Committee. The function of the Management Committee is to authorize and direct the financing and disposition of certain properties of the Company in which the individual mortgage amount or the sale price does not exceed $5,000,000, provided that aggregate sales shall not exceed $36,000,000 in any one year. The Management Committee, along with other senior members of management, generally met weekly during the fiscal year ended December 31, 2003.

TRUSTEES' COMPENSATION

        Each non-employee trustee of the Company receives an annual fee of $20,000, plus a fee of $1,000 for each meeting of the Board of Trustees and each committee meeting attended. In addition, commencing with the 2003 calendar year, the trustee serving as the Chairman of the Audit Committee of the Board of Trustees receives an additional annual fee of $10,000, the trustee serving as the lead independent trustee of the Board of Trustees receives an additional annual fee of $5,000 and each trustee serving as the Chairman of the Executive Compensation Committee and the Nominating & Corporate Governance Committee of the Board of Trustees receives an additional annual fee of $5,000. Any trustee serving as the Chairman of more than one committee shall receive an additional annual fee only for his or her chairmanship of one such committee. The trustee serving as the Chairman of the Executive Committee and/or the Management Committee of the Board of Trustees shall not receive additional annual fees for serving in such capacity.

        Each non-employee trustee is eligible to receive grants of options to purchase Common Shares under the Trustee Plan and the 1997 Plan and it is the Company's current intention to make annual grants of options to purchase 3,000 Common Shares and other awards under such plans to each such non-employee trustee. Employees of the Company who are also trustees are not paid any trustees' fees. In addition, the Company reimburses the trustees for travel expenses incurred in connection with their activities on behalf of the Company.

        On March 12, 2004, Messrs. Philip G. Barach, Oliver W. Birckhead, Wayne
S. Doran, Alan R. Weiler, Harvey A. Weinberg and Ms. Janice E. Page were each granted, under the 1997 Plan, options to purchase 3,000 Common Shares at an exercise price of $26.69 per share. The options granted to them vested and were exercisable immediately upon the grant thereof.


                                   PROPOSAL 2

        RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has appointed PWC, which accounting firm was engaged as independent public accountants for the fiscal year ended December 31, 2003, to audit the financial statements of the Company for the fiscal year ending December 31, 2004. A proposal to ratify this appointment is being presented to the holders of Common Shares at the Annual Meeting. A representative of PWC is expected to be present at the meeting and available to respond to appropriate questions and, although PWC has indicated that no statement will be made, an opportunity for a statement will be provided.

        During the fiscal years ended December 31, 2002 and December 31, 2003, respectively, PWC provided various audit services and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

         AUDIT FEES. PWC's fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 and review of financial statements included in the Company's quarterly reports were $200,722 and $196,603, respectively. In addition, fees paid to PWC for comfort letters related to prospectus supplements for the fiscal years ended December 31, 2003 and December 31, 2002 were $46,511 and $31,800, respectively.

         AUDIT-RELATED FEES. PWC's fees for audit-related services for the fiscal years ended December 31, 2003 and 2002, were $189,725 and $158,763, respectively. The fees for 2003 and 2002 relate to attest services not required by statute or regulation ($138,000 for 2003 and 2002), an employee benefit plan audit ($15,425 and $12,493 for 2003 and 2002, respectively), acquisition audit services ($33,200 in 2003), and other fees less than $10,000 ($3,100 in 2003 and $8,270 in 2002).

         TAX FEES. PWC's tax fees for the rendering of tax compliance and tax consulting services for the fiscal years ended December 31, 2003 and 2002, were $58,450 and $59,706, respectively.

         ALL OTHER FEES. There were no other fees paid to PWC in the fiscal years ended December 31, 2003 and December 31, 2002.

         All of the services provided by PWC described above under the captions "Audit Fees," "Audit-Related Fees," "Tax Fees" and "All Other Fees" were approved by the Company's Audit Committee. The Audit Committee has determined that the rendering of professional services described above by PWC is compatible with maintaining PWC's independence.


AUDIT COMMITTEE PRE-APPROVAL POLICIES

         The Company's Audit Committee Charter provides that the Audit Committee shall approve in advance all audit services and all non-audit services provided by the independent public accountants based on policies and procedures developed by the Audit Committee from time to time. The Audit Committee will not approve any non-audit services prohibited by applicable Securities and Exchange Commission regulations or any services in connection with a transaction initially recommended by the independent public accountants, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

         The Company's Audit Committee also requires that our independent public accountants be responsible for seeking pre-approval for providing services to the Company.


--------------------------------------------------------------------------------
THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PWC AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.
--------------------------------------------------------------------------------

                                   PROPOSAL 3

                APPROVAL OF THE 2004 INCENTIVE COMPENSATION PLAN

        Each of the Executive Compensation Committee and the Board of Trustees has adopted the 2004 Plan and is recommending that shareholders approve the 2004 Plan at the Annual Meeting. The Company has issued the maximum number of options available for issuance under the 1997 Plan and its other option plans have expired. The 2004 Plan is integral to the Company's compensation strategies and programs for trustees, officers, employees and third party service providers. The Executive Compensation Committee and the Board of Trustees believe that the 2004 Plan will maintain the flexibility that the Company needs to keep pace with its competitors and effectively recruit, motivate and retain the caliber of employees and trustees essential for achievement of the Company's success.

        The 2004 Plan would permit the grant of options, share appreciation rights ("SARs"), restricted shares, restricted share units, performance awards, annual incentive awards, cash-based awards and other share-based awards. Shareholder approval of the 2004 Plan, among other things, is intended to (1) comply with applicable securities law requirements, (2) permit the performance-based awards discussed below to qualify for deductibility under
Section 162(m) of the Internal Revenue Code and (3) allow for the issuance of the "incentive stock options" described below. Individuals eligible to receive awards and grants under the 2004 Plan include employees, officers, trustees, consultants, agents, advisors and other third party service providers of the Company and its subsidiaries. As of March 15, 2004, there are ten trustees, seven executive officers and approximately 110 employees (other than executive officers) who are eligible to receive awards under the 2004 Plan.

        A summary of the principal features of the 2004 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2004 Plan that is attached to this Proxy Statement as APPENDIX B.

DESCRIPTION OF THE 2004 PLAN

        The purpose of the 2004 Plan is to provide a means whereby employees, trustees and third party service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of the 2004 Plan is to provide a means through which the Company may attract able persons to become employees or serve as trustees or third party service providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain share ownership, thereby strengthening their concern for the welfare of the Company.

        The 2004 Plan will become effective upon shareholder approval and will terminate ten years later unless sooner terminated.

2004 PLAN AND PARTICIPANT SHARE LIMITS

        The maximum number of Common Shares issuable under the 2004 Plan is 1,100,000, which represents approximately 3% of the current outstanding Common Shares. Of the Common Shares reserved for issuance under the 2004 Plan, no more than 400,000 of the reserved Common Shares may be issued as full value shares (i.e., an award other than an option or SAR and which is settled by the issuance of shares, such as restricted shares or restricted share units).

        Shares are counted against the authorization only to the extent they are actually issued. Thus, shares which terminate by expiration, forfeiture, cancellation or otherwise, are settled in cash in lieu of shares or exchanged for awards not involving shares, shall again be available for grant. Also, if the option price or tax withholding requirements of any award are satisfied by tendering shares to the Company, or if an SAR is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the 2004 Plan.

        The 2004 Plan also imposes annual per-participant award limits. The maximum number of shares for which options may be granted to any person in any calendar year is 300,000. The maximum number of shares subject to SARs granted to any person in any calendar year is 300,000. The maximum aggregate grant to any person in any calendar year of restricted shares or restricted share units is 100,000 shares. The maximum aggregate grant to any person in any calendar year of performance units or performance shares is the value of 100,000 shares determined as of the earlier of the date of vesting or payout. The maximum aggregate grant to any person in any calendar year of cash-based awards may not exceed $3,000,000. The maximum aggregate grant to any person in any calendar year of other share-based awards is 100,000 shares.

        The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits and other value determinations are subject to adjustment by the Executive Compensation Committee to reflect share dividends, share splits, reverse share splits and other corporate events or transactions, including without limitation, distributions of shares or property other than normal cash dividends. The Executive Compensation Committee may also make adjustments to reflect unusual or nonrecurring events such as mergers, consolidations, spin-offs and other corporate reorganizations.

ADMINISTRATION

        The Executive Compensation Committee (or any subcommittee thereof) is responsible for administering the 2004 Plan and has the discretionary power to interpret the terms and intent of the 2004 Plan and any 2004 Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards and to adopt rules, regulations, forms, instruments and guidelines. Determinations of the Executive Compensation Committee made under the 2004 Plan are final and binding. The Executive Compensation Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents or advisors. The Executive Compensation Committee may also delegate to one or more Company officers the power to designate other employees and third party service providers to be recipients of awards.

ELIGIBILITY

        Employees, nonemployee trustees and third party service providers of the Company and its subsidiaries who are selected by the Executive Compensation Committee are eligible to participate in the plan.

OPTIONS

        The Executive Compensation Committee may grant both incentive options ("ISOs") and nonqualified options ("NQSOs") under the 2004 Plan. Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price for options cannot be less than the fair market value of the shares underlying such options on the date of grant; however, the exercise price can be established at a premium to the fair market value of the shares on the date of grant or can be indexed to the fair market value of the shares on the date of grant (provided that the exercise price cannot be less than 100% of the fair market value of the shares on the date of grant (110% with respect to ISOs granted to a 10% shareholder)). The latest expiration date cannot be later then the tenth anniversary of the date of grant (for an ISO, the fifth anniversary of the date of grant if the recipient is a 10% shareholder). Fair market value under the 2004 Plan may be determined by reference to market prices on a particular trading day or on an average of trading days, as determined by the Executive Compensation Committee. The exercise price may be paid with cash or its equivalent, with previously acquired shares (in certain circumstances, that have been held at least six months), or by other means approved by the Executive Compensation Committee, including by means of a broker-assisted cashless exercise.

SHARE APPRECIATION RIGHTS

        The Executive Compensation Committee may grant SARs under the 2004 Plan either alone or in tandem with options. The grant price of an SAR cannot be less than the fair market value of the shares at the time of grant. SARs can also be granted with a grant price that is greater than the fair market value of the shares on the date of grant or that is indexed to the fair market value of the shares on the date of grant (provided that the grant price of such SAR cannot be less than the fair market value of the shares at the time of grant). The grant price of an SAR granted in tandem with an option will be the same as the option price of the option. SARs cannot be exercised later then the tenth anniversary of the date of grant. SARs granted in tandem with ISOs are subject to special restrictions.

        Freestanding SARs may be exercised on such terms as the Executive Compensation Committee determines and tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of an SAR, the holder will receive from the Company cash, shares or a combination, as determined by the Executive Compensation Committee, equal in value to the difference between the fair market value of the shares subject to the SAR, determined as described above, and the grant price.

RESTRICTED SHARES AND RESTRICTED SHARE UNITS

        The Executive Compensation Committee may award restricted shares and restricted share units. Restricted share awards consist of shares that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted share unit awards result in the transfer of shares to the participant only after specified conditions are satisfied. A holder of restricted shares is generally treated as a current shareholder (subject to the restrictions), whereas the holder of a restricted share unit award is treated as a shareholder with respect to the award only when the shares are delivered in the future. The Executive Compensation Committee will determine the restrictions and conditions applicable to each award of restricted shares or restricted share units.


PERFORMANCE UNIT AND PERFORMANCE SHARE AWARDS

        Performance unit and performance share awards may be granted under the 2004 Plan. Performance unit awards will have an initial value that is determined by the Executive Compensation Committee. Performance shares will have an initial value that is based on the fair market value of the shares on the date of grant. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Executive Compensation Committee are met. The performance goals may vary from participant to participant, group to group and period to period. The performance goals for performance unit and performance share awards that are intended to constitute "qualified performance-based compensation" will be based upon one or more of the following:

    o   Net earnings or net income (before or after taxes);

    o   Funds From Operations (FFO);

    o   Occupancy rates;

    o   Earnings per share;

    o   Net sales growth;

    o   Net operating profit;

    o Return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

    o Cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on equity);

    o Earnings before or after taxes, interest, depreciation and/or amortization;

    o   Gross or operating margins;

    o   Productivity ratios; and

    o Share price (including, but limited to, growth measures and total shareholder return).

        The Executive Compensation Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject: asset write-downs, litigation, claims, judgments or settlements; the effect of changes in tax laws, accounting principles or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; acquisitions, divestitures, joint ventures or alliances; and foreign exchange gains and losses.

        Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Executive Compensation Committee has the discretion to adjust these awards downward. In addition, the Executive Compensation Committee has the discretion to make awards that do not qualify as performance-based compensation. Awards may be paid in the form of cash, shares or in any combination, as determined by the Executive Compensation Committee.

CASH-BASED AWARDS

        The Executive Compensation Committee may grant cash-based awards under the 2004 Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable and such other conditions as the Executive Compensation Committee may determine that are not inconsistent with the terms of the 2004 Plan. Although based on a specified dollar amount, cash-based awards may be paid, in the Executive Compensation Committee's discretion, either in cash or by the delivery of shares.

OTHER SHARE-BASED AWARDS

        The Executive Compensation Committee may grant equity-based or equity-related awards, referred to as "other share-based awards," other than options, SARs, restricted shares, restricted share units or performance shares. The terms and conditions of each other share-based award shall be determined by the Executive Compensation Committee. Payment under any other share-based awards will be made in shares or cash, as determined by the Executive Compensation Committee.

DIVIDEND EQUIVALENTS

        The Executive Compensation Committee may provide for the payment of dividend equivalents with respect to any shares subject to an award that have not actually been issued under the award.

DEFERRALS

        The Executive Compensation Committee may require or permit a participant to defer the receipt of cash or shares pursuant to any awards under the 2004 Plan.

TERMINATION OF EMPLOYMENT

        The Executive Compensation Committee will determine how each award will be treated following termination of the holder's employment with, or service for, the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs or other awards requiring exercise will remain exercisable.

ADDITIONAL PROVISIONS

        Neither ISOs nor, except as the Executive Compensation Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient's lifetime, an ISO and, except as the Executive Compensation Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.

TREATMENT OF AWARDS UPON A CHANGE OF CONTROL AND RELATED TRANSACTIONS

        One or more awards may be subject to the terms and conditions set forth in a written agreement between the Company and a participant providing for different terms or provisions with respect to such awards upon a "Change of Control" of the Company (as that term may be defined in such written agreement); PROVIDED, that such written agreement may not increase the maximum amount of such awards.

AMENDMENT OF AWARDS OR 2004 PLAN AND ADJUSTMENT OF AWARDS

        The Executive Compensation Committee may at any time alter, amend, modify, suspend or terminate the 2004 Plan or any outstanding award in whole or in part, except that no amendment of the 2004 Plan will be made without shareholder approval if shareholder approval is required by applicable law. No amendment to an award previously granted may adversely affect the rights of any participant to whom such award was granted without such participant's consent, unless specifically provided for in the 2004 Plan.

AWARDS FOR NON-U.S. EMPLOYEES

        To comply with the laws in other countries in which the Company or its subsidiaries operate or may operate or have employees, trustees, directors or third-party service providers, the Executive Compensation Committee may establish, among other things, subplans under the 2004 Plan and modify the terms of the awards made to such employees, trustees, directors or third-party service providers.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following is a brief summary of the principal Federal income tax consequences of awards under the 2004 Plan. The summary is based upon current Federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

INCENTIVE OPTIONS

        Unless the Shareholders approve the 2004 Plan, the Company will be unable to issue ISOs. An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. However, the exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

        Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the shares within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise, and the Company is not entitled to a Federal income tax deduction. The holding period requirements are waived when an optionee dies.

        If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant (a "disqualifying disposition"), the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of a disqualifying disposition, the Company receives a Federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disqualifying disposition.

NONQUALIFIED OPTIONS

        In general, an optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such an option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the option.

RESTRICTED SHARES

        A participant who receives an award of restricted shares does not generally recognize taxable income at the time of the award. Instead, unless an election is made as described in the next paragraph, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

        A participant may elect to recognize income at the time he or she receives restricted shares in an amount equal to the fair market value of the restricted shares (less any cash paid for the shares) on the date of the award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of grant. Future appreciation on the shares will be taxed as capital gains when the shares are sold. However, if after making such an election, the shares are forfeited, the participant will be unable to claim any loss deduction.

        The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

OTHER AWARDS

        In the case of an exercise of an SAR or an award of restricted share units, performance shares, performance units, share awards or incentive awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment. In that taxable year, the Company would receive a Federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

MILLION DOLLAR DEDUCTION LIMIT

        Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company's chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company's Proxy Statement (a "Covered Employee"). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. It is intended that awards under the 2004 Plan made to Covered Employees in the form of options, performance-based restricted shares, performance shares, performance units, SARs and cash payments under annual incentive awards will constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation, but no assurance can be made in this regard. Moreover, unless the shareholders approve the 2004 Plan, no award made under the 2004 Plan will qualify as qualified performance-based compensation, and deductions otherwise available to the Company for such compensation may be limited in whole or in part.

WITHHOLDING TAXES

        Awards made to participants under the 2004 Plan may be subject to Federal, state and local income tax and employment tax withholding obligations and the Company will comply with any requirements to withhold such taxes.

NEW 2004 PLAN BENEFITS

        Because benefits under the 2004 Plan will primarily depend on the Executive Compensation Committee's actions and the fair market value of the Company's Common Shares at various future dates, it is not possible to determine the benefits that will be received by trustees, executive officers, other employees and third party service providers if the 2004 Plan is approved by the shareholders. On March 15, 2004, the closing price of the Company's Common Shares was $26.54.


--------------------------------------------------------------------------------
THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2004 INCENTIVE COMPENSATION PLAN.
--------------------------------------------------------------------------------




                               EXECUTIVE OFFICERS

        The following information is provided with respect to the executive officers of the Company. Executive officers are elected by and serve at the discretion of the Board of Trustees.

        HERBERT GLIMCHER, Chairman of the Board and Chief Executive Officer. Biographical information regarding Mr. Herbert Glimcher is set forth under "Proposal 1 - Other Trustees whose Terms of Office Continue after the Annual Meeting."

        MICHAEL P. GLIMCHER, President. Biographical information regarding Mr. Michael P. Glimcher is set forth under "Proposal 1 - Other Trustees whose Terms of Office Continue after the Annual Meeting."

        GEORGE A. SCHMIDT, Executive Vice President, General Counsel and Secretary. Biographical information regarding Mr. Schmidt is set forth under "Proposal 1 - Other Trustees whose Terms of Office Continue after the Annual Meeting."

        WILLIAM G. CORNELY, 54, has been a trustee of the Company since October 20, 1999 and is currently Executive Vice President, Chief Operating Officer and Treasurer of the Company. He has served as Executive Vice President since March 9, 1999, Chief Operating Officer since March 9, 1998 and Treasurer since May 1997. He also served as Chief Financial Officer of the Company from April 15, 1997 until June 30, 2002. He served as Senior Executive Vice President of the Company from March 9, 1998 through October 20, 1999. From April 15, 1997 until his promotion to Senior Executive Vice President of the Company on March 9, 1998, he was a Senior Vice President. Mr. Cornely was associated with the international accounting firm of Coopers & Lybrand L.L.P. (a predecessor to PWC) from 1977 to 1997 and was a partner of such firm from 1986 until he joined the Company in 1997. Mr. Cornely is a member of ICSC and NAREIT and is active in several charitable organizations. Mr. Cornely is a member of the Management Committee of the Board of Trustees and the Disclosure Committee of the Company.

        JOHN P. HOELLER, 64, has been Senior Vice President, Director of Property Management of the Company since December 1997. Mr. Hoeller has over 30 years of experience in operating retail stores and shopping malls. From 1993 until 1997, he was Vice President, Regional Director of Properties for Wellspark Group and from 1991 until 1993 he was Senior Vice President and Director of Stores for Barneys New York. He spent five years as Senior Vice President and General Manager of the Saks Fifth Avenue New York City flagship store and was Vice President and Regional Director of the Detroit metropolitan area stores for J.L. Hudson Company for eight years. He was also Executive Vice President of The Taubman Company for two years. Mr. Hoeller is responsible for the day-to-day marketing, specialty leasing, sponsorship and operations of all of the Company's properties.

        THOMAS J. DROUGHT, JR., 42, has been Senior Vice President, Leasing since January 1, 2002. For the past six years, Mr. Drought has served in various leasing positions with the Company, including Regional Leasing Director and Vice President of Leasing. Prior to joining the Company, Mr. Drought spent nine years with L & H Real Estate Group (formerly Landau & Heyman Ltd.) and has more than 17 years of extensive real estate leasing experience. Mr. Drought holds the designation of Certified Leasing Specialist from ICSC. Mr. Drought is responsible for directing and overseeing leasing of the Company's entire portfolio of properties.

        MELINDA A. JANIK, 47, has been Senior Vice President, Chief Financial Officer since July 1, 2002. Prior to joining the Company, Ms. Janik was Vice President and Treasurer of NCR Corporation from 1999 to 2002 and General Auditor from 1997 to 1998. From 1983 to 1996, Ms. Janik was associated with the international accounting firm of Price Waterhouse LLP (a predecessor to PWC), specializing in the financial services industry. Ms. Janik has a B.A. in Chemistry and an M.B.A. from The State University of New York at Buffalo and is a Certified Public Accountant. Ms. Janik is a member of the American Institute of Certified Accountants, the New York State Society of Certified Public Accountants, NAREIT and the Financial Executives Institute. Ms. Janik is the Chairman of the Disclosure Committee of the Company.


                             EXECUTIVE COMPENSATION

        The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by Herbert Glimcher, the Company's current Chief Executive Officer, and the Company's four other most highly compensated current executive officers whose salary and bonus exceeded $100,000 (collectively, the "Named Executives"), during the fiscal years ended December 31, 2003, 2002 and 2001. The Company did not grant any restricted share awards or share appreciation rights or make any other long-term incentive plan grants or awards during the years indicated.


                                             SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                    COMPENSATION
                                                                                                    ------------
                                                          ANNUAL COMPENSATION (1)                  (COMMON SHARES)
                                                -------------------------------------------
UNDERLYING NAME & PRINCIPAL POSITION              YEAR          SALARY            BONUS                OPTIONS
------------------------------------              ----          ------            -----                -------
Herbert Glimcher,                                 2003         $537,500         $        0             100,000
Chairman of the Board                             2002         $500,000         $        0             100,000
and Chief Executive Officer                       2001         $500,000         $        0              75,000

Michael P. Glimcher,                              2003         $376,250         $        0              75,000
President                                         2002         $350,000         $        0              75,000
                                                  2001         $345,835         $        0              50,000

William G. Cornely,                               2003         $322,500         $        0              50,000
Executive Vice President,                         2002         $300,000         $        0              50,000
Chief Operating Officer and Treasurer             2001         $300,000         $        0              50,000


George A. Schmidt,                                2003         $268,750         $        0              50,000
Executive Vice President,                         2002         $250,000         $        0              30,000
General Counsel and Secretary                     2001         $241,666         $        0              50,000

Thomas J. Drought, Jr.,                           2003         $262,625         $        0              20,000
Senior Vice President, Leasing                    2002         $235,000         $        0              10,000
                                                  2001         $207,500         $   83,811              10,000

------------------------
(1)     The total value of all perquisites and other personal benefits received by each officer was less than the lesser of $50,000 or ten percent (10%) of the total salary of and bonus paid or accrued by the Company for services rendered by such officer during the fiscal year.


OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth certain information concerning options to purchase Common Shares granted during the fiscal year ended December 31, 2003 to the Named Executives. The Company did not grant any share appreciation rights during 2003.

                                  NUMBER OF
           NAME                   SECURITIES        PERCENT OF TOTAL
           ----                   UNDERLYING         OPTIONS GRANTED       EXERCISE OR                     GRANT DATE
                                   OPTIONS           TO EMPLOYEES IN       BASE PRICE     EXPIRATION     PRESENT VALUE
                                  GRANTED(#)           FISCAL YEAR           ($/SH)          DATE           ($) (1)
                                  ----------           -----------           ------          ----           -------

Herbert Glimcher                    100,000                23.5%             $18.93        03/10/13         $44,920

Michael P. Glimcher                 75,000                 17.7%             $18.93        03/10/13         $33,690

William G. Cornely                  50,000                 11.8%             $18.93        03/10/13         $22,460

George A. Schmidt                   50,000                 11.8%             $18.93        03/10/13         $22,460

Thomas J. Drought, Jr.              20,000                   4.7%            $18.93        03/10/13         $ 8,984

------------------------------
(1)     Based upon the Black-Scholes option pricing model adopted for use in valuing executive stock options. The actual value, if any, that the Named Executive receives will depend on the excess of the share price at the time of exercise over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by the Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions such as interest rates, share price volatility and future dividend yields.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


        During the fiscal year ended December 31, 2003, three of the Named Executives exercised options granted to them. As of December 31, 2003, all of the options granted to the Named Executives were in the money. The following table sets forth certain information with respect to options exercised during 2003 and any unexercised options held as of the end of such fiscal year by the Named Executives.

                                                               NUMBER OF SECURITIES          VALUE ($) OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                           SHARES ACQUIRED      VALUE        HELD AT DECEMBER 31, 2003      HELD AT  DECEMBER 31, 2003
      NAME                 ON EXERCISE (#)   REALIZED ($)    EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
      ----                 ---------------   ------------    -------------------------      -------------------------
Herbert Glimcher                     0                0           903,333/191,667                4,452,345/853,748
Michael P. Glimcher                  0                0           120,333/141,667                  594,308/624,420
William G. Cornely              46,666          196,500           140,000/100,000                  648,031/458,667
George A. Schmidt               16,666                0             88,333/86,667                  412,880/395,070
Thomas J. Drought, Jr.          13,132           77,191             11,867/30,001                   46,053/126,239


         Information regarding the Company's equity compensation plans in effect as of December 31, 2003 is as follows:


                                EQUITY COMPENSATION PLAN INFORMATION(1)
                                ---------------------------------------

                                                                                      Number of securities
                                                                                      remaining available for
                                                                                      future issuance under
                                Number of securities to    Weighted average           equity compensation
                                be issued upon exercise    exercise price of          plans (excluding
                                of outstanding options,    outstanding options,       securities reflected in
Plan Category                   warrants and rights        warrants and rights        column(a))


--------------------------------------------------------------------------------------------------------------------
                                          (a)                     (b)                           (c)
Equity compensation
plans approved by
shareholders                              2,235,226               $17.601                       543,156(2)
Equity compensation
plans not approved by
shareholders                              N/A                     N/A                           N/A

(1) The table does not include the additional shares that may be issuable pursuant to the proposed 2004 Incentive Compensation Plan that is being submitted for shareholders approval in this Proxy Statement.

(2) As of March 15, 2004, there are no remaining options available for future issuance.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with its initial public offering in 1994, the Company and its affiliates acquired several properties (the "Glimcher Properties" or singularly, a "Glimcher Property") from Herbert Glimcher, David J. Glimcher and entities, or the beneficial owners of such entities, affiliated with Herbert Glimcher and David J. Glimcher (collectively, the "Glimcher Entities"). Herbert Glimcher is the

Chairman of the Board and the Chief Executive Officer of the Company. David J. Glimcher is a former executive officer and trustee of the Company, a son of Herbert Glimcher, and a brother of Michael P. Glimcher, the Company's President. In addition, at the time, the Company was granted options ("Purchase Options") to purchase, at the lower cost of ninety percent (90%) of its fair market value (as determined by a third party independent appraiser selected by the independent trustee), the interest of certain of the Glimcher Entities in such parcels. As of December 31, 2003, the Company had Purchase Options in connection with the following parcels: (i) three undeveloped outparcels contiguous to four of the Glimcher Properties aggregating approximately 95.43 acres; (ii) an approximately 58.7 acre parcel of undeveloped land in Delaware County, Ohio, which is not contiguous to any of the Glimcher Properties; and (iii) various other parcels of undeveloped land which are not contiguous to any of the Glimcher Properties, ranging in size from less than one acre to approximately
12.7 acres. Each Purchase Option is exercisable only if the respective parcel is developed as a retail property.

        During 1999, Glimcher Properties Limited Partnership, the Company's operating partnership ("GPLP"), exercised its option to purchase 28.695 acres of land located adjacent to The Mall at Fairfield Commons for approximately $5,000,000 from an Ohio limited partnership in which Herbert Glimcher, Michael
P. Glimcher, other immediate Glimcher family members and William R. Husted, former Senior Vice President of the Company and Douglas W. Campbell, Vice President Construction Services of the Company have an ownership interest (the "Beavercreek Partnership"). In connection with such purchase, GPLP issued to the Beavercreek Partnership a promissory note for the entire purchase price in the amount of $5,000,000, which bears interest at a rate equal to 30 days LIBOR, calculated on the first day of each month, plus 160 basis points per annum. The maturity date of the note had been extended to January 2004, but was paid in full on April 2, 2003. There are no accounts payable at December 31, 2003 relating to this transaction. Interest paid was $100,000 for the year ended December 31, 2003.

        The Company paid TGC and Corporate Flight, Inc. ("CFI"), which are both wholly owned by Herbert Glimcher, $7,000 and $305,000, respectively, for the year ended December 31, 2003, for the use in connection with Company related matters, of a coach owned by TGC and an airplane owned by CFI. The Company's joint ventures made no payments to TGC or CFI for the year ended December 31, 2003. Additionally, the Company paid Triad CM ("Triad"), fifty percent (50%) of which was owned by TGC, which is wholly owned by Herbert Glimcher, $137,000 for the year ended December 31, 2003 in connection with subcontracting work performed at the Company's Properties. TGC disposed of its entire interest in Triad effective in September 2003, and therefore, transactions subsequent to October 1, 2003 are not disclosed. The joint ventures controlled by the Company or in which the Company had a minority interest and was a passive investor paid Triad approximately $1,869,000 for the year ended December 31, 2003. Glimcher Development Corporation ("GDC"), an entity owned by the Company, provided services to TGC for predevelopment work on two projects in 2003 and was paid $59,000 for those services.

        With respect to the development of Polaris Fashion Place in Columbus, Ohio, pursuant to the requirements of the Construction Loan Agreement, dated October 13, 2000, with The Huntington National Bank, Key Bank National Association, National City Bank and The Provident Bank (the "Construction Loan Agreement"), Herbert Glimcher provided the Bank Group with a $4,000,000 letter of credit ("Letter of Credit") to guarantee certain obligations of the Company under the Construction Loan Agreement. The Letter of Credit was terminated on May 29, 2002. At December 31, 2002 the Company accrued $40,000 as consideration to Herbert Glimcher for providing the Letter of Credit to the banks. Such consideration was regarded as the equivalent of the amount a bank would charge to issue such Letter of Credit. That fee was paid to Herbert Glimcher in March 2003.

        The Company has engaged Archer-Meek-Weiler, a company of which Alan R. Weiler is Chairman of the Board and Chief Executive Officer, as its agent for the purpose of obtaining property, liability and employee practices liability insurance coverage. In connection with securing such insurance coverage, Archer-Meek-Weiler received net commissions of approximately $253,000 for the year ended December 31, 2003.

        On January 5, 2004, GPLP completed the acquisition of the joint venture interests not previously owned by the Company in Polaris Mall, LLC, the indirect owner of Polaris Fashion Place, an enclosed approximately 1.6 million square foot super regional mall located in Columbus, Ohio, from NP Limited Partnership, an Ohio limited partnership ("NPLP") and other parties. The Company acquired the remaining 60.7% interest in Polaris Mall, LLC for approximately $46,500,000, which was paid with approximately $33,000,000 in cash and the balance by the issuance of 594,342 limited partnership operating units in GPLP valued at approximately $13,500,000.

        On January 5, 2004, GPLP also completed the acquisition of the joint venture interest not previously owned by the Company in Polaris Center, LLC, the owner of Polaris Town Center, a 443,165 square foot town center located in Columbus, Ohio, from NPLP. The Company acquired the remaining 50% interest in Polaris Center, LLC for approximately $10,000,000, which was paid in cash.

        Mr. Weiler, his spouse and children own, in its entirety, WSS Limited Partnership, an Ohio limited partnership ("WSS"). WSS directly owns units of limited partnership in GPLP ("Units"). WSS also indirectly owns Units in GPLP by virtue of its ownership interest in NPLP, which entity sold its interests in Polaris Mall, LLC and Polaris Center, LLC as described above. WSS also owns an interest in Star-Weiler Limited Partnership, an Ohio limited partnership ("Star-Weiler"). Star-Weiler owns an interest in NPLP. Mr. Weiler's children, nieces and nephews also indirectly own an interest in NPLP. In addition, Mr. Weiler's sister-in-law previously owned an interest in Polaris Mall, LLC, which interest was acquired by GPLP on January 5, 2004.

        Following the acquisition of the joint venture interests not previously owned by the Company in Polaris Mall, LLC and Polaris Center, LLC, NPLP and WSS continue to directly own Units.

        On May 10, 2002, the Company sold Plaza Vista Mall, a 214,000 square foot community center to a group of private investors, which included David J. Glimcher. The sale price was $9,937,000, including cash of $2,237,000 and the assumption of a $7,700,000 mortgage note payable. The Company recognized a gain of $1,194,000 on the sale. An estimated receivable for CAM, tax and insurance related to 2002 recoveries for Plaza Vista Mall is included in accounts receivable for approximately $75,000 at December 31, 2003.

        A brother of Herbert Glimcher owns a company that leases seven store locations in the Company's properties. The aggregate rents received by the Company from such locations were $268,000 for the year ended December 31, 2003.

        Herbert Glimcher has provided a loan guarantee to a private company unaffiliated with the Company that leased space commencing November 16, 2002 in a Mall in which the Company had a joint venture interest. Minimum rent was $21,000 for the year ended December 31, 2003.

        The Glimcher Group, owned by Robert Glimcher, a son of Herbert Glimcher, the Chairman of the Company's Board of Trustees and the Company's Chief Executive Officer, and a brother of Michael P. Glimcher, the President of the Company, owes the Company $10,000 as a reimbursement of expenses for shared space at a convention in May 2003. The David J. Glimcher Co., owned by David J. Glimcher, reimbursed the Company $10,000 related to expenses for shared space at a convention in May 2003.

        In the second and third quarters of 2002, Trans State Development, LLC, a wholly-owned subsidiary of the Company ("Trans State Development"), entered into certain options with an unrelated third party to purchase land in Mason, Ohio for a proposed development of a regional mall and community center. At the December 19, 2002 Board of Trustees meeting, the Company informed the Board of Trustees that it did not intend to proceed with the development of the proposed project. Trans State Development assigned its land options to HP Development LLC ("HP") on January 31, 2003 pursuant to the terms of an Assignment Agreement. The Assignment Agreement provided for reimbursement by HP to Trans State Development of all costs it had incurred to the date of the assignment in conjunction with the options. In addition, on January 31, 2003, the Company entered into a Master Leasing Agreement with HP for the Company to provide leasing, legal and pre-development services. Beginning in February 2003, advances were made from Ellen Glimcher, doing business as Dell Property Group, Ltd., to HP. The Board of Trustees was unaware of these fund transfers or the involvement with HP of Ellen Glimcher through Dell Property Group, Ltd. During the year ended December 31, 2003, HP received $471,000 from Dell Property Group, Ltd., of which $350,000 was used to make payments to the Company for the land options and services provided under the Master Leasing Agreement during the year ended December 31, 2003. Ellen Glimcher is the daughter of Herbert Glimcher, the Chairman of the Board and Chief Executive Officer of the Company, and the sister of Michael P. Glimcher, the President of the Company. On December 11, 2003, the Company cancelled the Master Leasing Agreement between HP and Trans State Development and HP assigned the land options to Trans State Development. In consideration for the assignment of the options, Trans State Development agreed to reimburse HP for costs incurred related to the project plus a $25,000 service fee, for a total of $696,000. The Board of Trustees was unaware of the transfer of funds from Dell Property Group, Ltd. or the involvement of Ellen Glimcher through Dell Property Group, Ltd. with HP at the time the land options were assigned to HP on January 31, 2003 or assigned to the Company on December 11, 2003. At December 31, 2003, the Company had a payable of $696,000 to HP which was paid by the Company on January 15, 2004. In February 2004, the Board of Trustees became aware of the involvement of and funds transferred by Ellen Glimcher through Dell Property Group, Ltd. to HP. In February 2004, the Audit Committee of the Board of Trustees considered and approved each of the past transactions as part of its determination for the Company to proceed with the project.

        The Company and GPLP have entered into Severance Benefit Agreements (the "Severance Agreements") with Messrs. Herbert Glimcher, George A. Schmidt, William G. Cornely, Michael P. Glimcher, John P. Hoeller, Thomas J. Drought, Jr., Barry L. Lustig and Douglas W. Campbell and Ms. Melinda A. Janik (for purposes of describing the Severance Agreements only, each an "Executive"). If an Executive is an employee of the Company or GPLP immediately prior to a "Change in Control of GRT" (as defined in the Severance Agreements), the Executive will be entitled to receive a lump sum severance payment equal to three times (except in the case of Messrs. Hoeller and Drought and Ms. Janik, two times, and in the case of Messrs. Lustig and Campbell, one and one-half times) the Executive's annual compensation during the calendar year preceding the calendar year in which the Change in Control of GRT occurs, such annual compensation to include (i) all base salary and bonuses paid or payable to the Executive, (ii) all grants of restricted Common Shares and (iii) the fair market value of any other property or rights given or awarded to the Executive by the Company. In addition, any restricted Common Shares, or options to purchase Common Shares, granted to the Executive shall vest on the day immediately prior to the date of a Change in Control of GRT. For a period of 18 months following a Change in Control of GRT, the Company will maintain in full force and effect all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the

Executive was entitled to participate immediately prior to the date of the Change in Control of GRT, subject to certain conditions and limitations as set forth in the Severance Agreements.

        Additionally, an Executive who receives any compensation or recognizes any income which constitutes an "excess parachute payment" within the meaning of
Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), or for which a tax is otherwise payable under Section 4999 of the Code, is entitled to receive from the Company an additional amount (the "Additional Amount") equal to the sum of (i) all taxes payable by the Executive under
Section 4999 of the Code with respect to such excess parachute payments, including the Additional Amount, plus (ii) all income taxes payable by the Executive with respect to the Additional Amount.

        On December 1, 2000, the Company entered into an Employment Agreement (the "Cornely Agreement") with William G. Cornely as Executive Vice President, Chief Operating Officer and Treasurer, with a term of three years commencing November 30, 2000, with termination allowable by either party by giving notice to the other party (on or before August 31 of each year of the Cornely Agreement) that such employment shall cease on December 1 of the year in which the notice is given. Mr. Cornely's base salary under the Cornely Agreement was $300,000 per annum, with bonuses to be determined according to the Company's Management Bonus Program. The Company has also entered into a Severance Agreement with Mr. Cornely as described above.

        The foregoing transactions were approved by the Audit Committee or the Executive Compensation Committee of the Board of Trustees, as appropriate.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        The Executive Compensation Committee consists of Messrs. Philip G. Barach, Harvey A. Weinberg, Oliver W. Birckhead and Wayne S. Doran and Ms. Janice E. Page. The Board of Trustees has historically appointed certain members of the Executive Compensation Committee to serve either as administrators of the Option Plans or on the committees which administer the Option Plans. Currently, Messrs. Philip G. Barach, Harvey A. Weinberg and Oliver W. Birckhead are the members serving as such administrators of the Option Plans or on such committees which administer the Option Plans. The administrators and/or committees determine the number of options and other awards granted to the trustees and employees of the Company under the Option Plans. None of the members of the Executive Compensation Committee are officers and/or employees of the Company.


                       EXECUTIVE COMPENSATION COMMITTEE'S
                        REPORT ON EXECUTIVE COMPENSATION

        It is the responsibility of the Executive Compensation Committee to review compensation plans, programs and policies as they relate to the Company's executive officers, to determine the compensation of the Company's executive officers and to monitor the performance of the Company's executive officers.

        The Executive Compensation Committee's annual review includes an evaluation of the Company's corporate performance, growth, share appreciation and total return to shareholders. Consideration is also given to each officer's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and such individual's resultant combined value to the

Company's long-term performance and growth. It is the goal of the Executive Compensation Committee to provide compensation that is fair and equitable to both the officer and the Company.

        The key elements of the Company's executive compensation package are base salary, annual bonus and share options. The policies with respect to each of these elements, as well as the compensation paid to the Chief Executive Officer of the Company for the fiscal year ended December 31, 2003, are discussed below.

BASE SALARIES

        In determining the amount of base salary paid by the Company to each of its executive officers in the fiscal year ended December 31, 2003, the Executive Compensation Committee evaluated the responsibilities of the position held and the experience of the individual with reference to the competitive marketplace for executive officers at certain other similar companies. In determining the base salary of Herbert Glimcher, the Company's Chief Executive Officer, for the fiscal year 2003, the Executive Compensation Committee took into account his experience and performance, as well as the Company's performance.

ANNUAL BONUS

        The Executive Compensation Committee approves and grants to the Company's executive officers bonuses based on the extent to which the Company achieves a targeted level of per share funds from operations in excess of a predetermined minimum amount. In determining bonus amounts, the Executive Compensation Committee reviews the performance of the Company, core portfolio trends, investment activities in the acquisition and development areas of the Company and non-financial performance measures such as the executive officer's performance, effort and role in promoting the long-term strategic growth of the Company, as well as other matters deemed appropriate by the Executive Compensation Committee. For the fiscal year ended December 31, 2003, no bonuses were granted to the Named Executives.

SHARE OPTIONS

        It is the intention of the Executive Compensation Committee to provide incentives to and enhance the productivity of the Company's executive officers by granting share options to such individuals. The Executive Compensation Committee considers share options to be a successful method of linking the interests of executives with those of the shareholders. In determining annual share option grants, the Executive Compensation Committee bases its decision on the individual's performance and potential to improve shareholder value.

        Share options have been, and generally will continue to be, granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest pursuant to schedules set by the Option Plans' administrators and/or committees. The Executive Compensation Committee believes that by establishing a vesting schedule, the option holder is motivated to create shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless the recipient remains an employee of the Company until such options are fully vested and unless the Common Shares appreciate in value.

OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION

        It is the responsibility of the Executive Compensation Committee to address the issues raised by the change in the tax laws which made certain non-performance-based compensation to executives of public companies, including the Company, in excess of $1,000,000, non-deductible beginning in 1994. In this regard, the Executive Compensation Committee determines whether any actions with respect to this limit should be taken by the Company. At this time, it is not anticipated that any executive officer of the Company will receive any such compensation in excess of this amount. The Executive Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

CONCLUSION

        The goal of the Executive Compensation Committee is to enhance the profitability of the Company and thus, shareholder value, by aligning closely the financial interests of the Company's key executives with those of its shareholders. Specifically, the Executive Compensation Committee seeks to enhance the Company's ability to attract and retain qualified executive officers, to motivate such executives to achieve the goals inherent in the Company's business strategy and to emphasize share ownership by such executives and, thereby, tie long-term compensation to increases in shareholder value.

        To permit an ongoing evaluation of the link between the Company's performance and its executive compensation, the Executive Compensation Committee will review the Company's executive compensation program each year. This review will include a review of each executive's responsibilities, efforts and contributions to the Company's performance and future growth of the Company's revenues and earnings.

        In addition, while the elements of compensation described above will be considered separately, the Executive Compensation Committee will take into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits.

        Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and corporate performance.

        The foregoing report has been furnished by the Executive Compensation Committee.


March 29, 2004      Philip G. Barach       Wayne S. Doran     Harvey A. Weinberg
                    Oliver W. Birckhead    Janice E. Page

                             AUDIT COMMITTEE REPORT

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and reporting process. The Company's independent public accountant is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed with management and the independent public accountants the Company's audited financial statements. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees). In addition, the Audit Committee has received from the independent public accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 (independence discussions with audit committees) and discussed with them their independence from the Company and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board of Trustees has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

                                                    Harvey A. Weinberg
                                                    Philip G. Barach
                                                    Wayne S. Doran
                                                    Oliver W. Birckhead

                                                    March 29, 2004

                      COMMON SHARE PRICE PERFORMANCE GRAPH

        The following table and graph compare the cumulative total shareholder return on the Common Shares for the period commencing January 1, 19931 through December 31, 2003 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500"), the NAREIT Equity REIT Total Return Index2 ("NAREIT Index") and the Russell Index ("Russell Index") for the period commencing January 1, 1993 through December 31, 2003. Total return values for the S&P 500, the NAREIT Index, the Russell Index and the Common Shares were calculated based on cumulative total return assuming the investment of $100 in each of the S&P 500, the NAREIT Index, the Russell Index and in the Common Shares on January 1, 1993 and assuming reinvestment of dividends. The information set forth below is not necessarily indicative of future performance.

                --------------- --------------- --------------- ---------------
                   GRT Total         NAREIT         S&P 500         Russell
                    Return                          Index           Index
                --------------- --------------- --------------- ---------------
  12/31/1993        100.00          100.00          100.00          100.00
  12/31/1994        117.10          103.17          101.31          98.18
  12/31/1995        101.73          118.92          139.23          126.10
  12/31/1996        143.65          160.86          171.19          146.90
  12/31/1997        161.15          193.45          228.32          179.75
  12/31/1998        124.33          159.59          293.57          175.17
  12/31/1999        116.29          152.22          355.30          212.41
  12/31/2000        129.52          192.35          323.21          205.99
  12/31/2001        218.30          219.15          284.79          211.11
  12/31/2002        228.18          227.53          227.12          172.35
  12/31/2003        314.73          312.04          292.28          253.79
                --------------- --------------- --------------- ---------------



                               [PERFORMANCE GRAPH]



----------------------------
1 The Company's initial public offering was January 26, 1994.
2 The NAREIT Equity REIT Total Return Index (consisting of 146 companies with a total market capitalization of $222.8 billion) is maintained by NAREIT.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of the Common Shares by each trustee, the Named Executives, all trustees and executive officers as a group and all other persons known to the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Shares as of March 15, 2004.


                                                AMOUNT               PERCENT
NAME AND ADDRESS                             BENEFICIALLY              OF
OF BENEFICIAL OWNER (1)                      OWNED (2) (3)          CLASS (4)
-----------------------                      -------------          ---------

Herbert Glimcher (5)                           2,284,682              6.12%

Michael P. Glimcher (6)                          552,094              1.50%

William G. Cornely (7)                           217,199              0.61%

George A. Schmidt (8)                            183,536              0.52%

Melinda A. Janik (9)                              13,332              0.04%

Thomas J. Drought, Jr. (10)                       20,000              0.06%

John P. Hoeller (11)                                   0              0.00%

Philip G. Barach (12)                             26,100              0.07%
  27 Pickman Drive
  Bedford, MA 01730

Oliver W. Birckhead (13)                          32,800              0.09%
  PNC Bank Center
  201 East Fifth Street, Suite 600
  Cincinnati, Ohio 45202

Wayne S. Doran (14)                               15,000              0.04%
   1 Prestwick Court
   Dearborn, Michigan  48120

Alan R. Weiler (15)                               73,430              0.21%
  Archer-Meek-Weiler Agency, Inc.
  150 E. Mound Street, Suite 308
  Columbus, Ohio 43215

Harvey A. Weinberg (16)                           17,350              0.05%
  2384 Augusta Way
  Highland Park, Illinois  60035

                                                AMOUNT               PERCENT
NAME AND ADDRESS                             BENEFICIALLY              OF
OF BENEFICIAL OWNER (1)                      OWNED (2) (3)          CLASS (4)
-----------------------                      -------------          ---------

Janice E. Page (17)                                9,000              0.02%
  6547 Highcroft Drive
  Naples, Florida  34119

All trustees and executive                     3,444,523              8.92%
officers as a group (13 persons)

Deutsche Bank AG                               2,974,542              7.70%
  Taunusanlage 12, D-60325
  Frankfurt am Main
  Federal Republic of Germany

Cohen & Steers Capital Management, Inc.        4,840,500             12.53%
  757 Third Avenue
  New York, NY  10017

-------------------
(1) Unless otherwise indicated, the address for each such individual is 150 East Gay Street, Columbus, Ohio 43215.

(2) Unless otherwise indicated, the person has sole voting and investment power with respect to such Common Shares.

(3) Several of the trustees and executive officers of the Company own Units, which Units may (at the holder's election) be redeemed at any time for cash (at a price equal to the fair market value of an equal number of Common Shares) or, at the option of the Company, for Common Shares on a one-for-one basis.

(4) Amount and Percent of Class were computed based on 35,175,406 Common Shares outstanding as of March 15, 2004 and, in each person's case, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by such persons, or in the case of all trustees and executive officers as a group, the number of Common Shares issuable upon the exercise of options and the redemption of Units held by all such members of such group, but does not include the number of Common Shares issuable upon the exercise of any other outstanding options or the redemption of any other Units. Common Shares issuable upon exercise of options are included only to the extent the related options are exercisable within 60 days of the date of this Proxy Statement.

(5) Includes 53,553 Common Shares held by Herbert Glimcher, individually, and 96,868 Common Shares held by the Herb and DeeDee Glimcher Charitable Trust, of which Mr. Glimcher's wife is the trustee. Also includes 958,230 Units held by Mr. Glimcher, 120,404 Units held by Mr. Glimcher's wife and 944,999 of Mr. Glimcher's 1,162,580 options, of which 50,000 fully vested on March 14, 1999, 75,000 fully vested on April 14, 2000, 200,000 fully vested on June 17, 2000, 100,000 fully vested on May 29, 2001, 270,000 fully vested on March 10, 2002, 75,000 fully vested on March 9, 2003, 75,000 fully vested on March 7, 2004, 66,666 fully vested on March 5, 2004 and 33,333 fully vested on March 11, 2004. Also includes 54,050 Common Shares which are owned by Mr. Glimcher and his wife as tenants-in-common and 56,578 Common Shares which are owned by trusts for the benefit of Mr. Glimcher's grandchildren and nephews, some of which Mr. Glimcher's wife and his son, Michael P. Glimcher, serve as co-trustees, and some of which another son, Robert Glimcher, serves as trustee. Mr. Glimcher does not exercise or share investment control over the Common Shares owned by the trusts described above.

(6) Includes 47,144 Common Shares held directly by Michael P. Glimcher and 500 shares held directly by Mr. Glimcher's wife. Also includes 157,189 Units held by Michael P. Glimcher. Also includes 180,000 of Mr. Glimcher's 352,985 options, of which 10,000 fully vested on March 14, 1999, 15,000 fully vested on April 14, 2000, 30,000 fully vested on May 29, 2001, 16,667 fully vested on March 9, 2003, 33,333 fully vested on March 7, 2004, 50,000 fully vested on March 5, 2005 and 25,000 fully vested on March 11, 2004. Also includes 8,000 Common Shares held in trust for the benefit of Mr. Glimcher (Robert Glimcher and Arne Glimcher, Co-Trustees), 102,683 Units held in trust for the benefit of Mr. Glimcher (Robert Glimcher and Arne Glimcher, Co-Trustees), and 56,578 Common shares which are owned by trusts for the benefit of Mr. Glimcher's nieces, nephews, cousins and children, of which Mr. Glimcher is a co-trustee. Mr. Glimcher does not exercise investment control over the Common Shares or Units held in trusts for which he is not a trustee.

(7) Includes 51,000 Common Shares held directly by William G. Cornely and 1,000 Common Shares held by Mr. Cornely's wife. Also includes 165,199 of Mr. Cornely's 254,394 options, 20,000 of which fully vested on April 15, 2000, 50,000 fully vested on May 29, 2001, 45,200 fully vested on March 7, 2004, 33,333 fully vested on March 5, 2004 and 16,666 fully vested on March 11, 2004.

(8) Includes 51,870 Common Shares held directly by George A. Schmidt. Also includes 131,666 of Mr. Schmidt's 214,194 options, of which 15,000 fully vested on April 14, 2000, 30,000 fully vested on May 29, 2001, 50,000 fully vested on March 7, 2004, 20,000 fully vested on March 5, 2004 and 16,666 fully vested on March 11, 2004.

(9) Includes 13,332 of Ms. Janik's 55,678 options, 6,666 of which fully vested on July 1, 2003 and 6,666 fully vested on March 11, 2004.

(10) Includes 1,800 Common Shares held directly by Thomas J. Drought, Jr. Also includes 18,200 of Mr. Drought's 50,546 options, of which 1,534 fully vested on March 9, 2003, 3,334 fully vested on March 7, 2004, 6,666 fully vested on March 5, 2004 and 6,666 fully vested on March 11, 2004.

(11) On March 11, 2003, Mr. Hoeller was granted options to purchase 20,000 Common Shares. One-third of these options become exercisable on the first anniversary of the grant date and will remain exercisable for a period of ten years from the date of grant. On March 12, 2004, Mr. Hoeller was granted options to purchase 15,678 Common Shares. One-third of these options become exercisable on the first anniversary of the grant date and will remain exercisable for a period of ten years from the date of grant.

(12) Includes 23,500 options which are immediately exercisable. Also includes 2,600 Common Shares owned directly by Mr. Barach.

(13) Includes 3,000 options which are immediately exercisable. Also includes 25,000 shares owned by the Oliver W. Birckhead Trust F/B/O Oliver W. Birckhead, 3,000 Common Shares owned by the Oliver W. Birckhead Charitable Remainder Unit Trust and 1,800 Common Shares owned by Mr. Birckhead's wife.

(14)    Represents options which are immediately exercisable.

(15) Includes 23,000 Common Shares held directly by Mr. Weiler, 3,000 options which are immediately exercisable and 47,430 Units owned by a limited partnership of which Mr. Weiler and his wife are the general partners.

(16) Includes 9,000 Common Shares held directly by Mr. Weinberg and 5,350 Common Shares owned by a trust for the benefit of Mr. Weinberg's wife. Also includes 3,000 options which are immediately exercisable.

(17)    Represents options which are immediately exercisable.

                                  SECTION 16(A)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's trustees, executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. Trustees, executive officers and beneficial owners of greater than ten percent (10%) are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all of its trustees, executive officers and beneficial owners of greater than ten percent (10%) complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the year ended December 31, 2003, except that Mr. Drought failed to file within the time frame prescribed a Form 4 reporting one
(1) transaction.


                              SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than November 28, 2004 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

        In addition, the By-laws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, under the By-laws of the Company, for a shareholder nomination or business proposal to be considered at the 2005 Annual Meeting of Shareholders, notice of such nominee or proposal must be received not earlier than February 11, 2005 and no later than March 11, 2005. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future. The Nominating & Corporate Governance Committee will consider nominees recommended by the shareholders using the process described herein.


                         FINANCIAL AND OTHER INFORMATION

        The Company's Annual Report for the fiscal year ended December 31, 2003, including financial statements, is being sent concurrently to the Company's shareholders with this Proxy Statement.


                            EXPENSES OF SOLICITATION

        The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

                                  OTHER MATTERS

        The Board of Trustees knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their discretion.


                                           By Order of the Board Trustees

                                           /s/ George A. Schmidt
                                           ---------------------
                                           George A. Schmidt
                                           SECRETARY

March 29, 2004

                                                                      APPENDIX A

                              GLIMCHER REALTY TRUST
                             AUDIT COMMITTEE CHARTER

I.  PURPOSE

The Audit Committee (the "Committee") is appointed by the Board of Trustees (the "Board") of Glimcher Realty Trust (the "Company") to assist the Board in its oversight responsibilities relating to (1) the integrity of the financial statements of the Company and its financial reporting process, (2) internal and external auditing and the independent auditor's qualifications and independence,
(3) the performance of the Company's internal audit function and independent auditor, (4) the integrity of the Company's systems of internal accounting and financial controls and (5) the compliance by the Company with legal and regulatory requirements.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

II.  COMMITTEE MEMBERSHIP

The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange and applicable law, including the Sarbanes-Oxley Act of 2002 (the "Act"). All members of the Committee shall be financially literate and at least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualifications in its business judgment. At least one member of the Committee shall be an "audit committee financial expert," as defined under the Act and the regulations promulgated thereunder, unless the Board shall have determined that the members of the Committee have sufficient expertise in financial statement oversight that such expert is not necessary, which determination shall be disclosed in the Company's applicable Form 10-K.

The members of the Committee shall be appointed by the Board on the recommendation of the Company's Nominating & Corporate Governance Committee (the "Nominating Committee"). Committee members may be removed or replaced by the Board on the recommendation of the Nominating Committee. There shall be a Chairman of the Committee, who shall be appointed by the Board on the recommendation of the Nominating Committee. Members of the Committee may not serve on more than three audit committees (including a member's service on the Committee), unless the Board determines that such service does not impair such member's ability to serve on the Committee, which determination shall be disclosed in the Company's applicable proxy statement.

III. COMMITTEE AUTHORITY AND RESPONSIBILITY

A. The Committee shall be solely responsible for the (i) appointment and retention (or termination) of the independent auditor (subject, if applicable, to shareholder ratification) and (ii) compensation and oversight of the work of the independent auditor. The independent auditor shall report directly to the Committee.

B. The Committee shall approve in advance all audit services and all non-audit services provided by the independent auditors based on policies and procedures developed by the Committee. The Company shall provide the Committee with appropriate funding, as determined by the Committee, to (i) compensate the registered public accounting firm engaged for the purpose of rendering an audit report or related work or performing other audit, review or attest services,
(ii) compensate any advisers employed by the Committee, and (iii) reimburse the Committee for its administrative expenses.

C. The Committee shall meet as often as it determines, but not less frequently than quarterly. Meetings may be in person or by telephone conference call. Two or more Committee members shall constitute a quorum. The vote of a majority of the Committee members present at any meeting at which a quorum is present shall be necessary to constitute the act of the Committee.

D. The Committee may form and delegate authority to subcommittees when appropriate.

E. The Committee shall have the authority to engage independent counsel, accounting or other consultants to advise the Committee as it determines appropriate to assist in the full performance of its functions.

F. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

G. The Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions at least quarterly.

H. The Committee may meet with the Company's investment bankers or financial analysts who follow the Company.

I. The Committee shall make regular reports to the Board and shall submit the minutes of its meetings to the Board as well as the Committee report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement. The Committee shall review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

J. The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

K. The Committee shall provide a copy of the Charter to be included as an appendix to the Company's proxy statement at least once every three years, but in the event that the Charter is materially amended, include the Charter as an appendix to the Company's proxy statement in such year.

L.      The Committee shall annually review its own performance.

The Committee's policies and procedures shall remain flexible in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality. In carrying out its responsibilities, the Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

1. Review and discuss with management and the independent auditor, prior to filing, the annual audited financial statements, including disclosures made in the Company's annual report on Form 10-K and management's discussion and analysis.

2. Recommend to the Board, based upon a review of the Company's audited financial statements and discussions with, and written statements provided by, the management and the independent auditor, whether the audited financial statements should be included in the Company's annual report on Form 10-K.

3. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its quarterly report on Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

4. Obtain from the independent auditor a report of all critical accounting policies and practices, all alternative treatments of financial information that have been discussed with management and the ramifications of such alternative treatments, including the treatment preferred by the independent auditor, and all material communications between the independent auditor and management.

5. Review analyses prepared by management setting forth the significant financial reporting issues or judgments made in connection with the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

6. Approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management or the internal auditors.

7. Discuss with management, prior to release, the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

8. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

9. Inquire of management, the internal auditor, and the independent auditor about any potential financial risks or exposures and assess the steps management should take or has taken to identify and minimize such risk.

10. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including the management letter provided by the independent auditor and the Company's response to that letter, and any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11. Discuss with management, the internal auditor and the independent auditor the adequacy and effectiveness of the Company's internal controls.

12. Review with the Chief Executive Officer and the Chief Financial Officer the Company's disclosure controls and procedures and review periodically, but in no event less frequently than quarterly, management's conclusions about the efficacy of such disclosure controls and procedures.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

13. Review the experience and qualifications of the senior members of the independent auditor team.

14. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any issues raised in clause (b) above, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

15. Adopt a policy of rotating the lead and concurring audit partner every five years and consider whether in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

16. Recommend to the Board guidelines that would prohibit the Company from hiring any employee or former employee of the independent auditor in a "financial reporting oversight role" if the employee or former employee provided more than ten hours of audit, review or attest services to the Company within the one year preceding the commencement of the Company's then current year's audit.

17. Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

18. Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion, review the audit, including the comments or recommendations of the independent auditors.

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

19. Review the appointment and, if necessary, the replacement of the senior internal auditing executive.

20. Review the significant reports to management prepared by the internal auditing department and management's responses.

21. Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

22. Review the internal audit function, including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

Compliance Oversight Responsibilities

23. Obtain from the independent auditor assurance that it is not aware of any circumstances that would require reporting under Section 10A of the Securities Exchange Act of 1934.

24. Obtain reports from management and the Company's senior internal auditing executive that the Company is in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics and advise the Board with respect to such compliance. 25. Review with management and the independent auditor and approve all transactions or courses of dealing with parties related to the Company.

26. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

27. Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding accounting and auditing matters.

28. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting and auditing matters.

29. Discuss with the Company's counsel legal and regulatory matters that may have a material impact on the Company's financial statements, and compliance policies and programs, including corporate securities trading policies.

30. Discuss with the Company's management the policies over risk assessment and risk management, including financial risk exposures.

31. Perform any other activities consistent with this Charter as the Committee or the Board may deem necessary or appropriate.

LIMITATION OF COMMITTEE'S ROLE

The members of the Committee are not professionally engaged in the practice of accounting or auditing. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of the Company's management and the independent auditor.

                                                                      APPENDIX B

                              GLIMCHER REALTY TRUST
                        2004 INCENTIVE COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

1.1 ESTABLISHMENT. Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), establishes an incentive compensation plan to be known as the 2004 Incentive Compensation Plan (the "Plan"), as set forth in this document.

The Plan permits the grant of Cash-Based Awards, Nonqualified Options, Incentive Options, Share Appreciation Rights (SARs), Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, and Other Share-Based Awards.

The Plan shall become effective upon shareholder approval (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to provide a means whereby Employees, Trustees, and Third Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Trustees, or Third Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 DURATION OF THE PLAN. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Options may be granted more than ten (10) years after the earlier of (a) adoption of the Plan by the Board, and (b) the Effective Date.

ARTICLE 2. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

        2.1 "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

        2.2 "ANNUAL AWARD LIMIT" OR "ANNUAL AWARD LIMITS" have the meaning set forth in Section 4.3.

        2.3 "AWARD" means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Options, Incentive Options, SARs, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, or Other Share-Based Awards, in each case subject to the terms of this Plan.

        2.4 "AWARD AGREEMENT" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

        2.5 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        2.6 "BOARD" or "BOARD OF TRUSTEES" means the Board of Trustees of the Company.

        2.7 "CASH-BASED AWARD" means an Award granted to a Participant as described in Article 10.

        2.8 "CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

        2.9 "COMMITTEE" means the Executive Compensation Committee of the Board or any subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board and, unless otherwise determined by the Board, the Committee shall consist of no fewer than two trustees, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an "outside director" within the meaning of
                Section 162(m) of the Code, and (iii) an "independent director" for purposes of the rules and regulations of the New York Stock Exchange.

        2.10 "COMPANY" means Glimcher Realty Trust, a Maryland real estate investment trust, and any successor thereto as provided in
                Article 20 herein.

        2.11 "COVERED EMPLOYEE" means a Participant who is a "covered employee," as defined in Code Section 162(m) and the Treasury Regulations promulgated under Code Section 162(m), or any successor statute.

        2.12    "EFFECTIVE DATE" has the meaning set forth in Section 1.1.

        2.13 "EMPLOYEE" means any employee of the Company, its Affiliates, and/or its Subsidiaries.

        2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.15 "FAIR MARKET VALUE" or "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly determined at the time a determination of their Fair Market Value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

        2.16 "FULL VALUE AWARD" means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

        2.17 "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7.

        2.18 "GRANT PRICE" means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

        2.19 "INCENTIVE OPTION" or "ISO" means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

        2.20 "INSIDER" shall mean an individual who is, on the relevant date, an officer or Trustee of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with
                Section 16 of the Exchange Act.

        2.21    "NONEMPLOYEE TRUSTEE" means a Trustee who is not an Employee.

        2.22 "NONEMPLOYEE TRUSTEE AWARD" means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Trustee pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

        2.23 "NONQUALIFIED OPTION" or "NQSO" means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

        2.24 "OPTION" means an Incentive Option or a Nonqualified Option, as described in Article 6.

        2.25 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        2.26 "OTHER SHARE-BASED AWARD" means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

        2.27    "PARTICIPANT" means any eligible individual as set forth in
                Article 5 to whom an Award is granted.

        2.28 "PERFORMANCE-BASED COMPENSATION" means compensation under an Award that satisfies the requirements of Section 162(m) of the Code and the applicable Treasury Regulations thereunder for certain performance-based compensation paid to Covered Employees.

        2.29 "PERFORMANCE MEASURES" means measures as described in Article 11 on which the performance goals are based and which are approved by the Company's shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

        2.30 "PERFORMANCE PERIOD" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

        2.31 "PERFORMANCE SHARE" means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

        2.32 "PERFORMANCE UNIT" means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

        2.33 "PERIOD OF RESTRICTION" means the period when Restricted Shares or Restricted Share Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in
                Article 8.

        2.34 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

        2.35 "PLAN" means this 2004 Incentive Compensation Plan, as it may hereinafter be amended or restated.

        2.36    "PLAN YEAR" means the calendar year.

        2.37 "RESTRICTED SHARES" means an Award granted to a Participant pursuant to Article 8.

        2.38 "RESTRICTED SHARE UNIT" means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

        2.39 "SHARE" or "SHARES" means the Company's common shares of beneficial interest.

        2.40 "SHARE APPRECIATION RIGHT" or "SAR" means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

        2.41 "SUBSIDIARY" means any corporation, partnership, limited liability company or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest.

        2.42 "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

        2.43 "THIRD PARTY SERVICE PROVIDER" means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company's securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

        2.44 "TREASURY REGULATIONS" means the regulations promulgated under the Code.

        2.45 "TRUSTEE" means any individual who is a member of the Board of Trustees of the Company.

        2.46 "WITHHOLDING TAXES" means any federal, state, local or foreign income taxes, withholding taxes, or employment taxes required to be withheld by law or regulations.

ARTICLE 3. ADMINISTRATION

3.1 GENERAL. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Trustees shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 18, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individual to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individual may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. Notwithstanding the foregoing, the Committee may not delegate to any officer the ability to take any action or make any determination regarding issues arising out of Code Section 162(m).

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1     NUMBER OF SHARES AVAILABLE FOR AWARDS.

                (a) Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the "Share Authorization") shall be one million one hundred thousand (1,100,000) Shares.

                (b) Of the Shares reserved for issuance under Section 4.1(a) of the Plan, no more than four hundred thousand (400,000) of the reserved Shares may be issued pursuant to Full Value Awards.

                (c) Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued pursuant to ISOs and NQSOs shall be:

                        (i) One million one hundred thousand (1,100,000) Shares that may be issued pursuant to Awards in the form of ISOs; and

                        (ii) One million one hundred thousand (1,100,000) Shares that may be issued pursuant to Awards in the form of NQSOs.

                (d) Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued to Nonemployee Trustees shall be two hundred thousand (200,000) Shares, and no Nonemployee Trustee may receive Awards subject to more than fifteen thousand (15,000) Shares in any Plan Year.

4.2 SHARE USAGE. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.3 ANNUAL AWARD LIMITS. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an "Annual Award Limit" and, collectively, "Annual Award Limits") shall apply to grants of such Awards under the Plan:

                (a) OPTIONS: The maximum aggregate number of Shares subject to Options granted in any one (1) Plan Year to any one
                        (1) Participant shall be three hundred thousand (300,000) Shares.

                (b) SARS: The maximum number of Shares subject to Share Appreciation Rights granted in any one (1) Plan Year to any one (1) Participant shall be three hundred thousand (300,000) Shares.

                (C) RESTRICTED SHARES OR RESTRICTED SHARE UNITS: The maximum aggregate grant with respect to Awards of Restricted Shares or Restricted Share Units in any one (1) Plan Year to any one (1) Participant shall be one hundred thousand (100,000).

                (D) PERFORMANCE UNITS OR PERFORMANCE SHARES: The maximum aggregate Award of Performance Units or Performance Shares that any one (1) Participant may receive in any one Plan Year shall be one hundred thousand (100,000) Shares (if such Award is payable in Shares), or equal to the value of one hundred thousand (100,000) Shares (if such Award is payable in cash or property other than Shares) determined as of the earlier of the date of vesting or payout.

                (E) CASH-BASED AWARDS: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one
                        (1) Participant in any one (1) Plan Year may not exceed three million ($3,000,000) dollars.

                (F) OTHER SHARE-BASED AWARDS. The maximum aggregate grant with respect to Other Share-Based Awards pursuant to
                        Section 10.2 in any one (1) Plan Year to any one (1) Participant shall be one hundred thousand (100,000) Shares.

The above Annual Award Limits are intended to comply with Code Section 162(m) and the Treasury Regulations thereunder, and shall be applied and/or construed in such a way to ensure compliance with Code Section 162(m) and the Treasury Regulations thereunder.

4.4 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 18, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, spin-off, split-off, split-up, acquisition of property or stock, or reorganization (collectively, a "Reorganization") upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable. Without limiting the foregoing, in the event of any Reorganization, the Committee or the Board may cause any Award outstanding as of the effective date of the Reorganization to be cancelled in consideration of a cash payment or alternate Award made to the holder of such cancelled Award equal in value to the fair market value of such cancelled Award; PROVIDED, HOWEVER, that nothing in this Section 4.4 shall permit the repricing, replacing or regranting of Options or SARs in violation of Section 18.1.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Individuals eligible to participate in this Plan include all key Employees, Trustees, and Third Party Service Providers.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

ARTICLE 6.  OPTIONS

6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the Treasury Regulations thereunder).

6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be: (i) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) set at a premium to the FMV of the Shares on the date of grant, or (iii) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of
(a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant's request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 TERMINATION OF EMPLOYMENT. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this
Article 6, and may reflect distinctions based on the reasons for termination.

6.9     TRANSFERABILITY OF OPTIONS.

                (a) INCENTIVE OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant.

                (b) NONQUALIFIED OPTIONS. Except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this
                        Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

6.10 NOTIFICATION OF DISQUALIFYING DISPOSITION. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.11. SUBSTITUTING SARS. Only in the event the Company is not accounting for equity compensation under APB Opinion No. 25, the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Shares (or SARs paid in Shares or cash at the Committee's discretion) for outstanding Options; provided, the terms of the substituted SARs are the same as the terms for the Options and the aggregate difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the aggregate difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If, in the opinion of the Company's auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

6.12 SPECIAL ISO RULES FOR 10% SHAREHOLDERS. If any Participant to whom an ISO is to be granted is, on the date of grant, the owner of Shares (determined using applicable attribution rules) possessing more than 10% of the total combined voting power of all classes of equity securities of his or her employer (or of its parent or subsidiary), then the following special provisions will apply to the ISO granted to that Participant:

                (a) The Option Price per Share of the ISO will not be less than 110% of the Fair Market Value of the Shares underlying such ISO on the date of grant; and

                (b) The ISO will not have a term in excess of 5 years from the date of grant.

ARTICLE 7. SHARE APPRECIATION RIGHTS

7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price shall be: (i) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) set at a premium to the FMV of the Shares on the date of grant, or (iii) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR AGREEMENT. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 TERM OF SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5. EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO; (d) the Tandem SAR may be exercised only when the underlying ISO is eligible to be exercised; and (e) the Tandem SAR is transferable only when the underlying ISO is transferable, and under the same conditions.

7.6 PAYMENT OF SAR AMOUNT. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                (a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

                (b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8 NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

7.9 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE 8. RESTRICTED SHARES AND RESTRICTED SHARE UNITS

8.1 GRANT OF RESTRICTED SHARES OR RESTRICTED SHARE UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares and/or Restricted Share Units to Participants in such amounts as the Committee shall determine. Restricted Share Units shall be similar to Restricted Shares except that no Shares are actually awarded to the Participant on the date of grant.

8.2 RESTRICTED SHARES OR RESTRICTED SHARE UNIT AGREEMENT. Each Restricted Share and/or Restricted Share Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares or the number of Restricted Share Units granted, and such other provisions as the Committee shall determine.

8.3 TRANSFERABILITY. Except as provided in this Plan or an Award Agreement, the Restricted Shares and/or Restricted Share Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Share Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Shares and/or Restricted Share Units granted to a Participant under the Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Restricted Shares or Restricted Share Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Share or each Restricted Share Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Share or Restricted Share Units.

        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

        Except as otherwise provided in this Article 8, Restricted Shares covered by each Restricted Share Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Share Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Restricted Shares granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

        "The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Glimcher Realty Trust 2004 Incentive Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Glimcher Realty Trust."

8.6 VOTING RIGHTS. Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Restricted Shares granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Share Units granted hereunder.

8.7 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Shares and/or Restricted Share Units following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Shares or Restricted Share Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8 SECTION 83(B) ELECTION. The Committee may provide in an Award Agreement that the Award of Restricted Shares is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Share Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 9. PERFORMANCE UNITS/PERFORMANCE SHARES

9.1 GRANT OF PERFORMANCE UNITS/PERFORMANCE SHARES. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 VALUE OF PERFORMANCE UNITS/PERFORMANCE SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 EARNING OF PERFORMANCE UNITS/PERFORMANCE SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/PERFORMANCE SHARES. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.6 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, a Participant's rights under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 10. CASH-BASED AWARDS AND OTHER SHARE-BASED AWARDS

10.1 GRANT OF CASH-BASED AWARDS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

10.2 OTHER SHARE-BASED AWARDS. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 VALUE OF CASH-BASED AND OTHER SHARE-BASED AWARDS. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Share-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Share-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 PAYMENT OF CASH-BASED AWARDS AND OTHER SHARE-BASED AWARDS. Payment, if any, with respect to a Cash-Based Award or an Other Share-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5 TERMINATION OF EMPLOYMENT. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Share-Based Awards following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Share-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 NONTRANSFERABILITY. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Share-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant's rights under the Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to those Cash-Based Awards or Other Share-Based Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

ARTICLE 11. PERFORMANCE MEASURES

11.1. GENERAL. (A) Certain Awards granted under the Plan may be granted in a manner such that the Awards qualify as Performance-Based Compensation and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code. Awards shall only qualify as Performance-Based Compensation if, among other things, at the time of grant the Committee is comprised solely of two or more "outside directors" (as such term is used in Section 162(m) of the Code and the Treasury Regulations thereunder).

        (B) Awards intended to qualify as Performance-Based Compensation may be granted to Participants who are or may be Covered Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each Covered Employee.

        (C) The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Awards intended to qualify as Performance-Based Compensation that will be paid out to the Covered Employees, and may attach to such Performance-Based Compensation one or more restrictions.

11.2. OTHER AWARDS. Either the granting or vesting of Awards intended to qualify as Performance-Based Compensation (other than Options or SARs) granted under the Plan shall be subject to the achievement of a performance target or targets, as determined by the Committee in its sole discretion, based on one or more of the performance measures specified in Section 11.3 below. With respect to such Performance-Based Compensation:

                (A) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual Covered Employees or class of Covered Employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

                (B) no Performance-Based Compensation shall be payable to or vest with respect to, as the case may be, any Covered Employee for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

                (C) after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

11.3 PERFORMANCE MEASURES. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

        (a)     Net earnings or net income (before or after taxes);
        (b)     Funds from operations (FFO);
        (c)     Occupancy rates;
        (d)     Earnings per share;
        (e)     Net sales growth;
        (f)     Net operating profit;
        (g) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);
        (h) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
        (i) Earnings before or after taxes, interest, depreciation, and/or amortization;
        (j)     Gross or operating margins;
        (k)     Productivity ratios; and
        (l) Share price (including, but not limited to, growth measures and total shareholder return).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of REIT peer companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (l) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

11.4 EVALUATION OF PERFORMANCE. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5 ADJUSTMENT OF PERFORMANCE-BASED COMPENSATION. Awards intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

11.6 COMMITTEE DISCRETION. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 11.1.

ARTICLE 12. NONEMPLOYEE TRUSTEE AWARDS
All Awards to Nonemployee Trustees shall be determined by the Board or the Committee. The terms and conditions of any grant to any such Nonemployee Trustee shall be set forth in an Award Agreement.

ARTICLE 13. DIVIDEND EQUIVALENTS
Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

ARTICLE 14. BENEFICIARY DESIGNATION
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 15. DEFERRALS
The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares or Restricted Share Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, Covered Employee Annual Incentive Awards, Other Share-Based Awards, or Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 16. RIGHTS OF PARTICIPANTS

16.1 EMPLOYMENT. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant's employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Trustee or Third Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 PARTICIPATION. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3 RIGHTS AS A SHAREHOLDER. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 17. CHANGE OF CONTROL
In addition to the terms and conditions of this Plan, one or more Awards may be subject to the terms and conditions set forth in a written agreement between the Company and a Participant providing for different terms or provisions with respect to such Awards upon a "Change of Control" of the Company (as that term may be defined in such written agreement), including but not limited to acceleration of benefits, lapsing of restrictions, vesting of benefits and such other terms, conditions or provisions as may be contained in such written agreement; PROVIDED HOWEVER, that such written agreement may not increase the maximum amount of such Awards.

ARTICLE 18. AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

18.1 AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company's shareholders and except as provided in Sections 4.4 and 6.11, Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

18.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

18.3 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 19. WITHHOLDING
The Company shall have the right to withhold from a Participant (or a permitted assignee thereof), or otherwise require such Participant or assignee to pay, any Withholding Taxes arising as a result of the grant of any Award, exercise of an Option or SAR, lapse of restrictions with respect to Restricted Shares or Restricted Share Units, or any other taxable event occurring pursuant to this Plan or any Award Agreement. If the Participant (or a permitted assignee thereof) shall fail to make such tax payments as are required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes, the Participant (or permitted assignee) may make a written election which may be accepted or rejected in the discretion of the Committee, (i) to have withheld a portion of any Shares or other payments then issuable to the Participant (or permitted assignee) pursuant to any Award, or
(ii) to tender other Shares to the Company (either by actual delivery or attestation, in the sole discretion of the Committee, PROVIDED THAT, except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market), in either case having an aggregate Fair Market Value equal to the Withholding Taxes.

ARTICLE 20. SUCCESSORS
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 21. GENERAL PROVISIONS

21.1    FORFEITURE EVENTS.

                (a) The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant's provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

                (b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

21.2 LEGEND. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6 DELIVERY OF TITLE. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

                (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

                (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8 INVESTMENT REPRESENTATIONS. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9 EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have

Employees, Trustees, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

                (a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

                (b) Determine which Employees, Trustees, or Third Party Service Providers outside the United States are eligible to participate in the Plan;

                (c) Modify the terms and conditions of any Award granted to Employees, Trustees, or Third Party Service Providers outside the United States to comply with applicable foreign laws;

                (d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

                (e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

        Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10 UNCERTIFICATED SHARES. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11 UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

21.12 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13 RETIREMENT AND WELFARE PLANS. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards may be included as "compensation" for purposes of computing the benefits payable to any Participant under the Company's or any Subsidiary's or Affiliate's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

21.14 NONEXCLUSIVITY OF THE PLAN. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.15 NO CONSTRAINT ON CORPORATE ACTION. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company's or a Subsidiary's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.16 GOVERNING LAW. The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the

Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

21.17 INDEMNIFICATION. Each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.